EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

among

ASPEN GROUP, INC.

and

ASPEN NEWCO, INC.

and

EDUCACIÓN SIGNIFICATÍVA, LLC

and

LINDEN EDUCATION PARTNERS LLC

dated as of

May 13, 2017

		Page
Article I	DEFINITIONS	1
Article II	PURCHASE AND SALE	14
Section 2.01	Purchase and Sale of Assets	14
Section 2.02	Excluded Assets	16
Section 2.03	Assumed Liabilities	16
Section 2.04	Excluded Liabilities	17
Section 2.05	Closing	18
Section 2.06	Closing Deliverables	18
Section 2.07	Purchase Price	20
Section 2.08	Purchase Price Adjustment	20
Section 2.09	Allocation of Purchase Price	23
Section 2.10	Withholding Tax	23
Section 2.11	Third Party Consents	23
Article III	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	24
Section 3.01	Organization and Qualification of the Company	24
Section 3.02	Authority; Member Approval; Institutional Board Approval	24
Section 3.03	No Conflicts; Consents	25
Section 3.04	Financial Statements	25
Section 3.05	Undisclosed Liabilities	26
Section 3.06	Absence of Certain Changes, Events and Conditions	26
Section 3.07	Material Contracts	28
Section 3.08	Title to Purchased Assets; Real Property	29
Section 3.09	Condition and Sufficiency of Assets	31
Section 3.10	Intellectual Property	31
Section 3.11	Educational Regulations	32
Section 3.12	Accounts Receivable	36
Section 3.13	[Intentionally Omitted]	36
Section 3.14	Data Protection	36
Section 3.15	Insurance	37
Section 3.16	Legal Proceedings; Governmental Orders	37
Section 3.17	Compliance With Laws; Permits	38
Section 3.18	Environmental Matters	39
Section 3.19	[Intentionally Omitted]	40
Section 3.20	Employment Matters	41
Section 3.21	Taxes	42
Section 3.22	Books and Records	44
Section 3.23	Related Party Transactions	44
Section 3.24	Brokers	44
Section 3.25	Investor Representations	45
Section 3.26	No Other Representations or Warranties	44

i

(cont’d)

		Page
Article IV	REPRESENTATIONS AND WARRANTIES OF ASPEN AND NEWCO	45
Section 4.01	Organization and Authority of Aspen and Newco	45
Section 4.02	No Conflicts; Consents	46
Section 4.03	No Prior Newco Operations	46
Section 4.04	Brokers	46
Section 4.05	Legal Proceedings; Governmental Orders	46
Section 4.06	SEC Reports	47
Section 4.07	Sarbanes-Oxley	47
Section 4.08	Financial Statements	47
Section 4.09	Capitalization	47
Section 4.10	Absence of Certain Changes and Events	48
Section 4.11	Compliance With Laws; Permits	48
Section 4.12	Purchase Price	49
Section 4.13	Certain Representations	49
Section 4.14	No Other Representations; Independent Investigation	50
Article V	COVENANTS	50
Section 5.01	Conduct of Business Prior to the Closing	50
Section 5.02	Access to Information	51
Section 5.03	No Solicitation of Other Bids	52
Section 5.04	Notice of Certain Events; Delivery of Monthly Financial Report	52
Section 5.05	Employees and Employee Benefits	53
Section 5.06	Governmental Approvals and Consents	54
Section 5.07	Non-Competition; Non-Solicitation	56
Section 5.08	Closing Conditions	57
Section 5.09	Public Announcements	57
Section 5.10	Supplemental Disclosures	57
Section 5.11	Investment Letters	58
Section 5.12	Books and Records	58
Section 5.13	Bulk Sales Laws	58
Section 5.14	Receivables	59
Section 5.15	Tax Clearance Certificates	58
Section 5.16	Linden Board Designee	58
Section 5.17	Release from Letters of Credit	59
Section 5.18	Further Assurances	59
Article VI	CERTAIN TAX MATTERS	59
Section 6.01	Certain Tax Matters	59
Article VII	CONDITIONS TO CLOSING	60
Section 7.01	Conditions to Obligations of All Parties	60
Section 7.02	Conditions to Obligations of Aspen and Newco	61
Section 7.03	Conditions to Obligations of Linden and the Company	62

ii

(cont’d)

Exhibits

Exhibit A

-

Form of Convertible Note

Exhibit B

-

Audited Financial Statements for 2015

Exhibit B-1

-

Unaudited Financial Statements for 2016

Exhibit B-2

-

Unaudited Financial Statements for the Quarter Ended March 31, 2017

iii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of May 13, 2017, is entered into among Aspen Group, Inc., a Delaware corporation (“Aspen”), solely for the purposes of Section 2.06(b), Section 5.02(b), Section 5.04, Section 5.06, Section 5.08, Section 5.09, Section 5.10, Section 5.15, Section 5.17, Section 9.02, Article IV, Article VII, Article VIII, and Article X; Aspen Newco, Inc., a Delaware corporation (“Newco”); Educaciόn Significatίva, LLC, a Delaware limited liability company (“Company”); and Linden Education Partners LLC, a Delaware limited liability company (“Linden”), solely for the purposes of Section 3.07(d), Section 5.02(b), Section 5.03, Section 5.04(a), Section 5.04(b), Section 5.06, Section 5.07, Section 5.08, Section 5.09, Section 5.13, Section 5.17, Section 9.02, Article VII, Article VIII, and Article X.

WHEREAS, the Company is engaged in the business of operating a for-profit, post-secondary education institution under the fictitious business name “United States University,” including the main campus and any other campus, branch, satellite location or other facility at which the Company offers all or any portion of an educational program (the “Business”);

WHEREAS, the Company wishes to sell and assign to Newco, and Newco wishes to purchase and assume from the Company, substantially all the assets, and certain specified liabilities, of the Business, subject to the terms and conditions set forth herein;

WHEREAS, the Company Board has (a) determined that this Agreement and the transactions contemplated hereby are in the best interests of the Company and its Members, and (b) approved and declared advisable this Agreement and the transactions contemplated hereby;

WHEREAS, the Members of the Company have, in accordance with Section 18-302 of the Act, executed a written consent of the Members approving this Agreement and the transactions contemplated hereby;

WHEREAS, the Institutional Board of the Company has approved this Agreement and the transactions contemplated hereby; and

WHEREAS, the board of directors [and manager] of Aspen and Newco, respectively, have approved this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

In addition to words and terms defined elsewhere in this Agreement, the following words and terms have the meanings specified or referred to in this Article I:

“2016 Audited Financial Statements” has the meaning set forth in Section 3.04.

“Accrediting Body” means any Person, whether private or quasi-private, whether foreign or domestic, which engages in the granting or withholding of accreditation of postsecondary educational institutions or their educational programs in accordance with standards and requirements relating to the performance, operations, financial condition or academic standards of such institutions, including without limitation the WSCUC and the Commission on Collegiate Nursing Education.

“Accounts Receivable” has the meaning set forth in Section 2.01(a).

“Acquisition Proposal” has the meaning set forth in Section 5.03(a).

“Act” means the Delaware Limited Liability Company Act (or any corresponding provision or provisions of any succeeding Law thereto, and any rules and regulations promulgated thereunder), as amended from time to time.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Documents” means the Convertible Note, the Bill of Sale, the Assignment and Assumption Agreement, Intellectual Property Assignments, Assignment and Assumption of Leases, and the other agreements, instruments and documents required to be delivered at the Closing.

“Aspen” has the meaning set forth in the preamble.

“Aspen Balance Sheet” has the meaning set forth in Section 4.08.

“Aspen Common Stock” means the common stock, par value $0.001 per share, of Aspen.

“Aspen Indemnitees” has the meaning set forth in Section 8.02.

“Assigned Contracts” has the meaning set forth in Section 2.01(c).

“Assignment and Assumption Agreement” has the meaning set forth in Section 2.06(a)(vii).

“Assignment and Assumption of Lease” has the meaning set forth in Section 2.06(a)(ix).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Audited Financial Statements” has the meaning set forth in Section 3.04.

“Balance Sheet” has the meaning set forth in Section 3.04.

“Balance Sheet Date” has the meaning set forth in Section 3.04.

“Basket” has the meaning set forth in Section 8.04(a).

“Benefit Plan” means each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, membership or profits interest, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, manager, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company or any of its ERISA Affiliates has or may have any Liability, or with respect to which Newco or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise.

“Bill of Sale” has the meaning set forth in Section 2.06(b)(vi).

“Books and Records” has the meaning set forth in Section 2.01(n).

“Business” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 2.05.

“Closing Date” has the meaning set forth in Section 2.05.

“Closing Working Capital” means: (a) the Current Assets of the Company, less (b) the Current Liabilities of the Company, determined as of the open of business on the Closing Date.

“Closing Working Capital Statement” has the meaning set forth in Section 2.08(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.  Unless otherwise specified, references to the “Company” herein shall include USU.

“Company Board” means the board of managers of the Company.

“Company Indemnitees” has the meaning set forth in Section 8.03.

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company, including without limitation all Intellectual Property that is owned or purported to be owned by USU, and that is used in or necessary for the conduct of the Business as currently conducted.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound.

“Company IP Registrations” means all Company Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and registered copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Company Operating Agreement” has the meaning set forth in Section 3.02(c).

“Company Organizational Documents” has the meaning set forth in Section 3.03.

“Competing Business” has the meaning set forth in Section 5.07(a).

“Compliance Date” has the meaning set forth in Section 3.11(b).

“Confidentiality Agreement” has the meaning set forth in Section 5.02(b).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Convertible Note” means a convertible note (or notes) in the aggregate initial principal amount of $2,000,000, with interest accruing on the outstanding balance thereof at the rate of eight percent (8%) per annum, with a conversion price that shall in no event be less than $2.00 per share of Aspen Common Stock (subject to adjustment for any reclassification, recapitalization, split, or combination, exchange, or readjustment of Aspen Common Stock, or any dividend or distribution paid in shares of Aspen Common Stock), and otherwise having the terms and conditions as set forth in the form attached hereto as Exhibit A.

“Current Assets” means accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any prepaid expense of which Newco will not receive the benefit following the Closing, (b) deferred Tax assets, and (c) receivables from any of the Company’s Affiliates, including members of the Institutional Board, members of the Company’s board of managers, or the Company’s employees, officers, or members and any of their respective Affiliates, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end; provided, however, for the purposes of calculating (i) the Estimated Closing Working Capital and the Estimated Closing Working Capital Adjustment, and (ii) the Closing Working Capital and the Closing Working Capital Adjustment, in each case as provided in Section 2.08, all sums in respect of tuition receivable shall be included as Current Assets; provided, however, tuition receivables owed by students enrolled in the MPP shall be included only to the extent that such sums are included in the following formula for each MPP student: X minus Y equals Z, where X equals the value of classes (tuition and fees) taken by such MPP student as of the Closing Date, Y equals the amounts paid to USU by such MPP student, and Z equals the amount which shall be included as a Current Asset.  Any negative numbers shall be deducted in the calculation of Current Assets.  For the avoidance of doubt, the sum of all MPP students (positive and negative) shall be included in the calculation of Current Assets.

“Current Liabilities” means accounts payable and accrued expenses, but excluding (a) accrued Taxes (including without limitation real estate Taxes), (b) deferred Tax liabilities, (c) payables to any of the Company’s Affiliates, including members of the Institutional Board, members of the Company’s board of managers, or the Company’s employees, officers, or members and any of their respective Affiliates, (d) Transaction Expenses, and (e) the current portion of any Indebtedness of the Company, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.  For avoidance of doubt, Excluded Liabilities shall not be deemed to be Current Liabilities.

“Data Protection Programs” means (a) all Laws, (b) all self-regulatory programs in which the Company has enrolled, (c) the Payment Card Industry Data Security Standard, and (d) all Privacy Policies, in each case relating to privacy, data protection, and data security.

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company and Aspen concurrently with the execution and delivery of this Agreement, as they may be amended in accordance with Section 5.10.

“Disputed Amounts” has the meaning set forth in Section 2.08(c)(iii).

“DOE” means the United States Department of Education and any successor agency administering student financial assistance under Title IV.

“Dollars” or “$” means the lawful currency of the United States.

“EBITDA” has the meaning set forth in Section 5.04(b).

“Educational Agency” means any entity or organization, whether governmental, government-chartered, private or quasi-private, that engages in granting or withholding Educational Approvals for, administers Student Financial Assistance to or for students of, or otherwise regulates private postsecondary schools in accordance with standards relating to the performance, operation, financial condition or academic standards of such schools, including the DOE, any Accrediting Body, or any State Educational Agency.

“Educational Approvals” means any Permits or similar approval issued or required to be issued by an Educational Agency to USU with respect to any aspect of USU’s operations subject to the oversight of such Educational Agency, including any such approval for USU to participate in any program of Student Financial Assistance offered by such Educational Agency, but excluding any Permits or similar approvals issued to USU or USU’s employees on an individual basis.

“Educational Consent” means any filing, notice, report, consent, registration, approval, permit or authorization required to be made with or obtained from any Educational Agency in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, whether before or after the Closing, which is necessary under applicable Law in order to maintain, continue or reinstate any Educational Approval presently held by USU.

“Educational Law” means any statute, law, regulation, rule, order, or binding standard issued or administered by, or related to, any Educational Agency.

“Employees” has the meaning set forth in Section 3.20(a).

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from:  (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority:  (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.  The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs):  the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Estimated Closing Adjustment” has the meaning set forth in Section 2.08(a)(ii).

“Estimated Closing Working Capital” has the meaning set forth in Section 2.08(a)(i).

“Estimated Closing Working Capital Statement” has the meaning set forth in Section 2.08(a)(i).

“Excess” has the meaning set forth in Section 2.08(b)(ii).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Contracts” has the meaning set forth in Section 2.02(a).

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“FCPA” has the meaning set forth in Section 3.17(c).

“Financial Statements” has the meaning set forth in Section 3.04.

“FIRPTA Certificate” means a certificate of non-foreign status prepared in accordance with the requirements of Treasury Regulations 1.445-2(b)(2), certifying that the Company is not a foreign person for purposes of Section 1445 of the Code.

“Fundamental Representations” has the meaning set forth in Section 8.01.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAGAS” means United States generally accepted government auditing standards in effect from time to time.

“Government Contracts” has the meaning set forth in Section 3.07(a)(viii).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulatory organization (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“HEA” means the Higher Education Act of 1965, 20 U.S.C. § 1001 et seq., as amended, or any successor statutes thereto, and its implementing regulations promulgated by the DOE.

“Holdback Amount” means an aggregate amount of $100,000.

“Indebtedness” means, without duplication and with respect to the Company, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations; (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (g) guarantees made by the Company on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f); and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g); provided, that Indebtedness shall not include any Current Liabilities taken into account in the calculation of Estimated Closing Working Capital or Closing Working Capital.

“Indemnified Party” has the meaning set forth in Section 8.05.

“Indemnifying Party” has the meaning set forth in Section 8.05.

“Independent Accountant” has the meaning set forth in Section 2.08(c)(iii).

“Institutional Board” means the legal, independent, policy-making body having control and management over the affairs and business of USU within the province of an institutional board under the terms of USU’s accreditation by WSCUC and the rules of the DOE and any applicable state Educational Agency.

“Insurance Policies” has the meaning set forth in Section 3.15.

“Intellectual Property” means all intellectual property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

“Intellectual Property Assignments” has the meaning set forth in Section 2.06(a)(viii).

“Interim Balance Sheet” has the meaning set forth in Section 3.04.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.04.

“Interim Financial Statements” has the meaning set forth in Section 3.04.

“Inventory” has the meaning set forth in Section 2.01(b).

“Investor” has the meaning set forth in Section 3.25.

“Knowledge” means, (a) when used with respect to the Company, the actual knowledge of Oksana Malysheva, Josef Merrill, William Titera, Natalie Robinson and Steven Stargardter, after due inquiry, and the knowledge that each specified Person would reasonably be expected to obtain in the course of diligently performing his or her duties for the Company, and (b) when used with respect to Aspen or Newco, the actual knowledge of Michael Matthews, Janet Gill, and Cheri St. Arnauld, after due inquiry, and the knowledge that each specified Person would reasonably be expected to obtain in the course of diligently performing his or her duties for Aspen.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Linden” has the meaning set forth in the preamble.

“Linden Designee” has the meaning set forth in Section 5.16.

“Linden Finance” means Linden Finance I, LLC, a Delaware limited liability company.

“Losses” means losses, damages, liabilities, deficiencies, judgments, interest, awards, penalties, fines, costs or expenses, including reasonable attorneys’ and experts’ fees and disbursements.

“Marketing Agreement” means that certain Marketing Agreement between Aspen and the Company dated March 8, 2017.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company, Newco, or Aspen, as the case may be, or (b) the ability of the Company, Newco, or Aspen to consummate the transactions contemplated hereby on a timely basis; except for, with respect to the Company, any event, occurrence, fact, condition or change related to (1) any change in the United States economy or securities or financial markets in general, or any change in general national economic or financial conditions; (2) any change that generally affects the for-profit post-secondary education market in which the Company operates; (3) the execution, delivery or performance of this Agreement, or the announcement thereof; (4) any changes in Laws, accounting rules or in the authoritative interpretations thereof or in regulatory or interpretative guidance related thereto, or (5) the failure of the Company to meet any of its internal projections, forecasts, or revenue or earnings predictions; provided, that the matters set forth in clauses (1), (2) and (4) above shall not be excluded if they have a disproportionate impact on the Company relative to the other companies in the for-profit post-secondary education market in which the Company operates.

“Material Contracts” has the meaning set forth in Section 3.07(a).

“Member” means any Person who holds an ownership interest in the Company.

“Monthly Financial Report” has the meaning set forth in Section 5.04(b).

“MPP” means a monthly tuition payment plan offered to students enrolled at USU.

“Nasdaq’ has the meaning set forth in Section 5.16.

“OFAC” has the meaning set forth in Section 3.17(d).

“OFAC Prohibited Party” has the meaning set forth in Section 3.17(d).

“Outside Date” has the meaning set forth in Section 9.01(d)(ii).

“Permits” means all permits, licenses, certifications, accreditations, franchises, approvals, consents, authorizations, registrations, certificates, grants, directives, guidelines, policies, requirements, concessions, variances, exemptions, identification numbers, and similar rights obtained, or required to be obtained, from any Governmental Authority, including any Educational Agency.

“Permitted Encumbrances” has the meaning set forth in Section 3.08(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Personal Information” means information pertaining to an individual that is regulated by one or more information privacy or security Laws.

“Personnel” has the meaning set forth in Section 3.20(a).

“Post-Acquisition Education Consents” has the meaning set forth in Section 5.06(f).

“Post-Closing Adjustment” has the meaning set forth in Section 2.08(b)(ii).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“PPA” means a program participation agreement issued to USU and to be countersigned by or on behalf of the Secretary of the DOE, and includes a PPPA and a TPPPA.

“PPPA” means a provisional program participation agreement issued to USU and to be countersigned by or on behalf of the Secretary of the DOE.

“Pre-Acquisition Education Consents” has the meaning set forth in Section 5.06(f).

“Pre-Acquisition Review Application” means a materially complete electronic application to the DOE marked for pre-acquisition review, together with any required exhibits or attachments.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Privacy Policies” means all published privacy policies and internal privacy policies and guidelines maintained or published by the Company.

“Promissory Note” means that certain Promissory Note dated [March 8], 2017 in the original principal amount of $900,000.00 issued by Linden Finance in favor of Aspen.

“Property Tax Returns” has the meaning set forth in Section 6.01(a).

“Purchase Price” means an amount equal to $9,000,000, consisting of: (a) an aggregate amount in cash equal to (i) $2,500,000, less (ii) any amounts due from the Company to Aspen pursuant to the Marketing Agreement as of the Closing Date, and less (iii) the principal and accrued interest due under the Promissory Note; (b) 1,203,209 shares of Aspen Common Stock (as adjusted for any reclassification, recapitalization, split, or combination, exchange, or readjustment of Aspen Common Stock, or any dividend or distribution paid in shares of Aspen Common Stock); and (c) the Convertible Note.

“Purchase Price Allocation Schedule” has the meaning set forth in Section 2.09.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

“Requisite Company Vote” has the meaning set forth in Section 3.02(b).

“Requisite Institutional Board Vote” has the meaning set forth in Section 3.02(b).

“Resolution Period” has the meaning set forth in Section 2.08(c)(ii).

“Review Period” has the meaning set forth in Section 2.08(c)(i).

“SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“SEC Reports” has the meaning set forth in Section 4.06.

“Securities Act” has the meaning set forth in Section 3.25(a).

“SEVP” mean the U.S. Department of Homeland Security, Student Exchnage Visitor Program.

“Shortfall” has the meaning set forth in Section 2.08(b)(ii).

“State Educational Agency” means any state educational licensing authority, agency, department, board or commission that provides a Permit, certification, exemption or other authorization necessary for USU (whether its main campus, branch campus, additional location, satellite or other facility thereof) to provide postsecondary education in that state including any distance education.

“Statement of Objections” has the meaning set forth in Section 2.08(c)(ii).

“Student Financial Assistance” means any form of student financial assistance, grants or loans that is administered by any Educational Agency or other Governmental Authority, including the Title IV Programs and any other program authorized by the HEA and administered by the DOE.

“Substantial Control” means, with respect to a Person, (a) holding at least a twenty-five percent (25%) ownership interest in the Person, whether directly, indirectly, or together with family members (as that term is defined at 34 C.F.R. § 668.174(c)(4)), (b) representing the holder or holders of at least a twenty-five percent (25%) ownership interest in the Person, including under a voting trust, power of attorney, proxy, or similar agreement, or (c) being a member of the board of directors, a general partner, the chief executive officer, or other executive officer of the Person or an entity that holds at least a twenty-five percent (25%) ownership interest in the Person, in each case as the term “ownership interest” is defined at 34 C.F.R. § 668.174(c).

“Tangible Personal Property” has the meaning set forth in Section 2.01(e).

“Target Working Capital” has the meaning set forth in Section 2.08(a)(ii).

“Tax Clearance Certificate” has the meaning set forth in Section 5.15.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties imposed by a Governmental Authority.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Title IV” means Chapter 28, Subchapter IV of the HEA, and any amendments or successor statutes thereto.

“Title IV Program” means the programs of federal student financial assistance administered pursuant to Title IV.

“TPPPA” means a temporary provisional program participation agreement issued to USU after Closing and to be countersigned by or on behalf of the Secretary of the DOE, continuing USU’s certification to participate in the Title IV Programs on an interim basis following the Closing.

“Transaction Expenses” means all fees and expenses incurred by the Company and any Affiliate at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents, and the performance and consummation of the other transactions contemplated hereby and thereby.

“Undisputed Amounts” has the meaning set forth in Section 2.08(c)(iii).

“Union” has the meaning set forth in Section 3.20(b).

“USU” means United States University, the fictitious business name of the Company registered in San Diego County, California.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

“WSCUC” means the Western Association of Schools and Colleges Senior College and University Commission.

“Written Consent” has the meaning set forth in Section 3.02(b).

ARTICLE II
PURCHASE AND SALE

Section 2.01

Purchase and Sale of Assets.  Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell, assign, transfer, convey and deliver to Newco, and Newco shall purchase from the Company, free and clear of any Encumbrances other than Permitted Encumbrances, all of the Company’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the “Purchased Assets”), including, without limitation, the following:

(a)

all accounts or notes receivable held by the Company, and any security, claim, remedy or other right related to any of the foregoing (“Accounts Receivable”);

(b)

all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories (“Inventory”);

(c)

all Contracts, including Company IP Agreements, set forth on Section 2.01(c) of the Disclosure Schedules (the “Assigned Contracts”);

(d)

all Company Intellectual Property;

(e)

all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones and other tangible personal property (the “Tangible Personal Property”);

(f)

all owned and leased Real Property;

(g)

all Permits which are held by the Company and required for the conduct of the Business as currently conducted or for the ownership and use of the Purchased Assets, including, without limitation, those listed on Section 3.17(b) of the Disclosure Schedules and Section 3.18(b) of the Disclosure Schedules, but solely to the extent assignable;

(h)

all syllabi and resource material and content for those courses offered as part of the educational programs offered by USU from time to time, including concepts, materials, resources and text requirements, self-study materials, case studies, curricula and such other items or materials, in all forms and media, as has been developed by or for USU from time to time relating to the programs or as is otherwise used by USU in connection with the offering and delivery of the programs;

(i)

all student records, ledgers, financial statements and records, operating data, correspondence, employment records, placement records, marketing materials, prospect lists, information and data, mailing lists and copies of all documents and other information and data filed by the Company with any Governmental Authority or any guaranty or accrediting agency, whether on computer disk, in paper form or otherwise;

(j)

all rights to any Actions of any nature available to or being pursued by the Company to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

(k)

all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees;

(l)

all of the Company’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Purchased Assets;

(m)

all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities, but solely to the extent assignable;

(n)

originals, or where not available, copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Company Intellectual Property and the Company IP Agreements (“Books and Records”);

(o)

all goodwill and the going concern value of the Business; and

(p)

all rights in and to the name United States University.

Section 2.02

Excluded Assets.  Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (collectively, the “Excluded Assets”):

(a)

Contracts, including Company IP Agreements, that are not Assigned Contracts (the “Excluded Contracts”);

(b)

the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of the Company;

(c)

all Benefit Plans and assets attributable thereto;

(d)

the assets, properties and rights specifically set forth on Section 2.02(d) of the Disclosure Schedules; and

(e)

the rights which accrue or will accrue to the Company under this Agreement and the Ancillary Documents.

Section 2.03

Assumed Liabilities.  Subject to the terms and conditions set forth herein, Aspen and Newco shall assume and agree to pay, perform and discharge only the following Liabilities of the Company and/or Linden (collectively, the “Assumed Liabilities”), and no other Liabilities:

(a)

all Current Liabilities;

(b)

all Liabilities in respect of the Assigned Contracts but only to the extent that such Liabilities thereunder are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by the Company on or prior to the Closing;

(c)

the obligation of Linden to pay the subscription receivable owed by Linden to the Company in an amount not to exceed two million dollars ($2,000,000);

(d)

all obligations to students who are enrolled at USU; and

(e)

those Liabilities of the Company set forth on Section 2.03(e) of the Disclosure Schedules.

Section 2.04

Excluded Liabilities.  Notwithstanding the provisions of Section 2.03 or any other provision in this Agreement to the contrary, Newco shall not assume and shall not be responsible to pay, perform or discharge any Liabilities of the Company or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the “Excluded Liabilities”).  The Company shall, and shall cause each of its Affiliates to, pay and satisfy in due course all Excluded Liabilities which they are obligated to pay and satisfy.  Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a)

any Liabilities of the Company arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;

(b)

any Liability for (i) Taxes of the Company (or any Member or Affiliate of the Company) or relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; (ii) Taxes that arise out of the consummation of the transactions contemplated hereby or that are the responsibility of the Company pursuant to Article VI; or (iii) other Taxes of the Company (or any Member or Affiliate of the Company) of any kind or description (including any Liability for Taxes of the Company (or any Member or Affiliate of the Company) that becomes a Liability of Newco under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law);

(c)

any Liabilities relating to or arising out of the Excluded Assets;

(d)

any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date;

(e)

any claim for injury to a Person or property which arises out of or is based upon the use by Persons of the Real Property or while an invitee or trespasser on the Real Property resulting from actions and/or failures to act prior to the Closing;

(f)

any Liabilities of the Company arising under or in connection with any Benefit Plan providing benefits to any present or former employee of the Company;

(g)

any Liabilities of the Company, other than any Current Liabilities included on the Estimated Closing Working Capital Statement, to any present or former Personnel arising prior to the Closing Date, including, without limitation, employees, officers, directors, members, managers, Institutional Board members, retirees, independent contractors or consultants of the Company, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers’ compensation, severance, retention, termination or other payments;

(h)

any Liabilities to any Governmental Authority including any Educational Agency arising from actions and/or failures to act prior to the Closing Date;

(i)

any Environmental Claims, or Liabilities under Environmental Laws, to the extent arising out of or relating to facts, circumstances or conditions existing on or prior to the Closing Date or otherwise to the extent arising from actions and/or failures to act prior to the Closing Date;

(j)

any trade accounts payable of the Company to the extent not included on the Estimated Closing Working Capital Statement;

(k)

any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of the Company (including with respect to any breach of fiduciary obligations by same), except for indemnification of same pursuant to Section 8.03 as Company Indemnitees;

(l)

any Liabilities under the Excluded Contracts or any other Contracts, including Company IP Agreements, (i) which are not validly and effectively assigned to Newco pursuant to this Agreement; or (ii) to the extent such Liabilities arise out of or relate to a breach by the Company of such Contracts prior to the Closing;

(m)

any Liabilities associated with debt, loans or credit facilities of the Company or guaranteed by the Company and/or the Business owing to financial institutions;

(n)

any Liabilities arising out of, in respect of or in connection with the failure by the Company or any of its Affiliates to comply with any Law or Governmental Order;

(o)

those Liabilities of the Company set forth on Section 2.04(o) of the Disclosure Schedules.

Section 2.05

Closing.  Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at 1:00 p.m., Eastern standard time, no later than three (3) Business Days after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Nason, Yeager, Gerson, White & Lioce, P.A., 3001 PGA Boulevard, Palm Beach Gardens, Florida 33410, or at such other time or on such other date or at such other place as the Company and Aspen may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.06

Closing Deliverables.

(a)

At or prior to the Closing, the Company shall deliver to Newco the following:

(i)

a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, certifying that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied;

(ii)

a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, certifying that (A) attached thereto are true and complete copies of all resolutions and consents set forth in Section 3.02 authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and (B) all such resolutions and consents are in full force and effect and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

(iii)

a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, certifying the names and signatures of the authorized officers, managers, or members of the Company authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;

(iv)

a good standing certificate with respect to the Company from each of the Secretary of State of Delaware and the Secretary of State of California;

(v)

the Estimated Closing Working Capital Statement contemplated in Section 2.08;

(vi)

a bill of sale, in customary form satisfactory to the parties hereto (the “Bill of Sale”), duly executed by the Company, transferring the tangible personal property included in the Purchased Assets to Newco;

(vii)

an assignment and assumption agreement, in customary form satisfactory to the parties hereto (the “Assignment and Assumption Agreement”), duly executed by the Company, effecting the assignment to and assumption by Newco of the Purchased Assets and the Assumed Liabilities;

(viii)

an assignment or assignments, in customary form satisfactory to the parties hereto (the “Intellectual Property Assignments”), duly executed by the Company, transferring all of the Company’s right, title and interest in and to the Company Intellectual Property to Newco;

(ix)

with respect to each lease, an Assignment and Assumption of Lease, in customary form satisfactory to the parties hereto (each, an “Assignment and Assumption of Lease”), duly executed by the Company;

(x)

the FIRPTA Certificate; and

(xi)

such other documents or instruments as Aspen or Newco reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(b)

At the Closing, Aspen and Newco, as applicable, shall deliver to the Company or Linden (and/or to such other Persons as the Company or Linden may direct) the following:

(i)

the Purchase Price less, with respect to the cash portion thereof, the Holdback Amount and payable, with respect to the cash portion thereof, by wire transfer of immediately available funds;

(ii)

the Promissory Note, cancelled and marked paid;

(iii)

a certificate, dated the Closing Date and signed by a duly authorized officer of Aspen and Newco, certifying that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied;

(iv)

a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary (or equivalent officer) of Aspen and Newco, certifying that attached thereto are true and complete copies of all resolutions or written authorizations adopted by the board of directors of Aspen and manager of Newco authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and written authorizations are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(v)

a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary (or equivalent officer) of Aspen and Newco, certifying the names and signatures of the officers or manager, as applicable, of Aspen and Newco authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;

(vi)

the Assignment and Assumption Agreement duly executed by Newco;

(vii)

with respect to each lease, an Assignment and Assumption of Lease duly executed by Newco; and

(viii)

such other documents or instruments as the Company reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 2.07

Purchase Price.  The aggregate purchase price for the Purchased Assets shall be the Purchase Price, subject to adjustment pursuant to Section 2.08 hereof, plus the assumption of the Assumed Liabilities.  The Purchase Price less the Holdback Amount shall be paid by Aspen or Newco by wire transfer of immediately available funds to an account designated in writing to Newco by the Company no later than two (2) Business Days prior to the Closing Date.

Section 2.08

Purchase Price Adjustment.

(a)

Closing Adjustment.

(i)

At least three (3) Business Days before the Closing, the Company shall prepare and deliver to Newco a statement setting forth its good faith estimate of Closing Working Capital (the “Estimated Closing Working Capital”), which statement shall contain an estimated balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Estimated Closing Working Capital (the “Estimated Closing Working Capital Statement”), and a certificate of the Chief Financial Officer of the Company that the Estimated Closing Working Capital Statement was prepared in accordance with GAAP, except as required to be adjusted by this Agreement, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such Estimated Closing Working Capital Statement was being prepared and audited as of a fiscal year end.

(ii)

The “Target Working Capital”  means an amount equal to  negative $172,704. The “Estimated Closing Adjustment” shall be an amount equal to the Estimated Closing Working Capital minus the Target Working Capital.

(b)

Post-Closing Adjustment.

(i)

Within sixty (60) days after the Closing Date, Newco shall prepare and deliver to the Company a statement setting forth its calculation of Closing Working Capital, which statement shall contain an audited balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Closing Working Capital (the “Closing Working Capital Statement”) and a certificate of the Chief Financial Officer of Newco that the Closing Working Capital Statement (including the audited balance sheet contained therein) was prepared in accordance with GAAP, except as required to be adjusted by this Agreement, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such Closing Working Capital Statement was being prepared and audited as of a fiscal year end.

(ii)

The “Post-Closing Adjustment” shall be an amount equal to (A) if the Closing Working Capital is greater than the Estimated Closing Working Capital, the Closing Working Capital minus the Estimated Closing Working Capital (an “Excess”), and (B) if the Closing Working Capital is less than the Estimated Closing Working Capital, the Estimated Closing Working Capital minus the Closing Working Capital (a “Shortfall”).

(c)

Examination and Review.

(i)

After receipt of the Closing Working Capital Statement, the Company shall have thirty (30) days (the “Review Period”) to review the Closing Working Capital Statement.  During the Review Period, the Company and its accountants shall have full access to the books and records of Newco and USU, the personnel of, and work papers prepared by, Newco and/or its accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in Newco’s possession) relating to the Closing Working Capital Statement as the Company may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of  Newco.

(ii)

On or prior to the last day of the Review Period, the Company may object to the Closing Working Capital Statement by delivering to Newco a written statement setting forth its objections in reasonable detail, indicating each disputed item or amount and the basis for its disagreement therewith (the “Statement of Objections”).  If the Company fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement shall be deemed to have been accepted by the Company.  If the Company delivers the Statement of Objections before the expiration of the Review Period, Newco and the Company shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Newco and the Company, shall be final and binding.

(iii)

If the Company and Newco fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of an impartial firm of independent certified public accountants mutually agreeable to Newco and the Company (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement.  The parties hereto agree that all adjustments shall be made without regard to materiality.  The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.

(iv)

The fees and expenses of the Independent Accountant shall be paid by the Company, on the one hand, and by Newco, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Company or Newco, respectively, bears to the aggregate amount actually contested by the Company and Newco.

(v)

The Independent Accountant shall make a determination as soon as practicable and in any event within thirty (30) days (or such other time as the parties hereto shall agree in writing) after its engagement, and its resolution of the Disputed Amounts and its adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

(d)

Payment of Post-Closing Adjustment.

(i)

If the Post-Closing Adjustment is a Shortfall, Newco shall, within ten (10) Business Days after the final determination of the Post-Closing Adjustment, (A) deduct the amount of the Post-Closing Adjustment from the Holdback Amount, and (B) disburse any remaining balance of the Holdback Amount as provided in Section 2.07.  If such Shortfall is greater than the Holdback Amount, then Newco shall credit against the balance of the Convertible Note the amount by which such Shortfall exceeds the Holdback Amount.

(ii)

If the Post-Closing Adjustment is an Excess, Newco shall, within ten (10) Business Days after the final determination of the Post-Closing Adjustment, distribute an amount equal to such Excess, together with the Holdback Amount, as provided in Section 2.07.

(e)

Adjustments for Tax Purposes.  Any payments made pursuant to this Section 2.08 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 2.09

Allocation of Purchase Price.  Newco shall prepare and deliver to the Company a proposed numerical allocation of the Purchase Price and the Assumed Liabilities (and other relevant items) for U.S. federal income tax purposes among the Purchased Assets and the covenants of the Company set forth in Article V, for purposes of Section 1060 of the Code and the statement required to be filed under Treasury Regulations Section 1.1060-1(e)(1), and for purposes of preparing IRS Form 8594 (the “Purchase Price Allocation Schedule”).  If the Company disputes any part of the Purchase Price Allocation Schedule, the Company shall deliver written notice of Company’s objection to Newco within thirty (30) days after the Company’s receipt of the Purchase Price Allocation Schedule, specifying in reasonable detail the items in dispute and the grounds for dispute.  The Company and Newco shall promptly seek in good faith to resolve amicably such dispute within ten (10) calendar days, failing which, either party may refer the matter for determination to the Independent Accountant, whose determination shall be final, conclusive and binding.  The fees and expenses of the Independent Accountant shall be borne one-half by the Company and one-half by Newco.  The Company shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Purchase Price Allocation Schedule.  Any adjustments to the Purchase Price pursuant to Section 2.08 herein shall be allocated in a manner consistent with the Purchase Price Allocation Schedule.

Section 2.10

Withholding Tax.  Newco shall be entitled to deduct and withhold from the Purchase Price all Taxes that Newco may be required to deduct and withhold under any provision of Tax Law.  All such withheld amounts shall be treated as delivered to the Company hereunder.

Section 2.11

Third Party Consents.  To the extent that the Company’s rights under any Contract constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Newco without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Company, at its expense, shall use its commercially reasonable efforts to obtain any such required consent(s) as promptly as possible.  If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Newco’s rights under the Purchased Asset in question so that Newco would not in effect acquire the benefit of all such rights, the Company, to the maximum extent permitted by law and such Purchased Asset, shall act after the Closing as Newco’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law and such Purchased Asset, with Newco in any other reasonable arrangement designed to provide such benefits to Newco.  Notwithstanding any provision in this Section 2.11 to the contrary, Newco shall not be deemed to have waived its rights under Section 7.02(f) hereof unless and until Newco either provides written waivers thereof or elects to proceed to consummate the transactions contemplated by this Agreement at Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to Newco and Aspen that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01

Organization and Qualification of the Company.  The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted.  Section 3.01 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

Section 3.02

Authority; Member Approval; Institutional Board Approval.

(a)

The Company has full limited liability company power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Company of this Agreement and any Ancillary Document to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the other transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.  When each Ancillary Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms.

(b)

The Company, pursuant to written consents of the Members (the “Written Consent”) and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof, obtained the affirmative vote or consent of the Members required under the Company Operating Agreement (“Requisite Company Vote”) approving this Agreement and the transactions contemplated by this Agreement, in accordance with the Act.  The Company has, as of the date hereof, obtained the affirmative vote or consent of the Institutional Board of USU approving this Agreement and the transactions contemplated by this Agreement (the “Requisite

Institutional Board Vote”).  The Company has delivered to Newco and Aspen a copy of the Written Consent and such resolution or consent of the Institutional Board approving this Agreement and the transactions contemplated hereby.  Other than the Written Consent, no other consents of the Members are required in order to authorize and approve this Agreement and the transactions contemplated hereby, and no Member has any dissenters’ or appraisal rights with respect to the transactions contemplated by this Agreement.

(c)

Linden holds one hundred percent (100%) of the voting power of the Company and has the power under the Fifth Amended and Restated Operating Agreement of the Company, which is the current operating agreement in effect with respect to the Company (“Company Operating Agreement”), to consummate the transactions contemplated under this Agreement and the Ancillary Documents.  The Company Operating Agreement has been amended to eliminate fiduciary duties to the fullest extent permitted by Delaware Law.

Section 3.03

No Conflicts; Consents.  Except as set forth in Section 3.03 of the Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:  (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, the Company Operating Agreement, or other organizational documents of the Company (“Company Organizational Documents”); (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company, the Business or the Purchased Assets; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company is a party or by which the Company or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (iv) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on the Purchased Assets.  Except as set forth in Section 3.03 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 3.04

Financial Statements.  Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as at December 31, 2015 and the related statements of income and retained earnings, members’ equity and cash flow for the year then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Company as at December 31, 2016 and March 31, 2017 and the related statements of income and retained earnings, members’ equity and cash flow for the year and the three-month period, respectively, then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) are attached as Exhibits B, B-1 and B-2.  Following receipt of the audited financial statements for the year ended December 31, 2016 (the “2016 Audited Financial Statements”), the Company shall promptly deliver such 2016 Audited Financial Statements to Newco and for all purposes under this Section 3.04, the 2016 Audited Financial Statements shall be considered part of the Financial Statements.  The Financial Statements are based on the books and records of the Company and, to the Knowledge of the Company, (a) have been (and will be) prepared in accordance with GAGAS, applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements), and (b) fairly present in all material respects the financial position of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.  The balance sheet of the Company as of December 31, 2016 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of March 31, 2017 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”.  The Company maintains a standard system of accounting established and administered in accordance with GAAP.

Section 3.05

Undisclosed Liabilities.  The Company has no Liabilities, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount, or (c) those set forth in Section 3.05 of the Disclosure Schedules.

Section 3.06

Absence of Certain Changes, Events and Conditions.  Except as set forth in Section 3.06 of the Disclosure Schedules, since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(a)

event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)

amendment of the certificate of formation, Company Operating Agreement, or other organizational documents of the Company;

(c)

material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements and provided that until April 1, 2017 the Company did not use GAAP as the basis for preparation of its financial statements;

(d)

material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(e)

entry into any Contract that would constitute a Material Contract except with Aspen;

(f)

transfer, assignment, sale, or other disposition of any of the Purchased Assets shown or reflected in the Balance Sheet or cancellation of any debts, entitlements or claims, or amendment, termination or waiver of any rights constituting Purchased Assets, other than to Aspen or an Affiliate thereof;

(g)

transfer, assignment, or grant of any license or sublicense of any material rights under or with respect to any Company Intellectual Property or Company IP Agreements;

(h)

material damage, destruction, or loss of any Purchased Assets (whether or not covered by insurance);

(i)

capital investment in, or any loan to, any other Person;

(j)

acceleration, termination, material modification to, or cancellation of any Material Contract or Permit;

(k)

material capital expenditures which would constitute an Assumed Liability;

(l)

imposition of any Encumbrance upon any of the Purchased Assets, other than any Permitted Encumbrance;

(m)

(i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension, or other compensation or benefits in respect of its current or former employees, officers, directors, managers, Institutional Board members, independent contractors, or consultants, other than as provided for in any written agreements or required by applicable Law or in the ordinary course of business and consistent with past practice, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $10,000 per annum, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, manager, Institutional Board member, independent contractor, or consultant;

(n)

hiring or promoting any person as or to (as the case may be) an officer or hiring or promoting any employee below officer except to fill a vacancy in the ordinary course of business;

(o)

adoption, modification, or termination of any: (i) employment, severance, retention, or other agreement with any current or former employee, officer, director, manager, Institutional Board member, independent contractor, or consultant, except in the ordinary course of business and consistent with past practice, or (ii) Benefit Plan collective bargaining or other agreement with a Union, in each case whether written or oral;

(p)

loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its members or current or former managers, officers, Institutional Board members, and employees (other than the payment of compensation to employees in the ordinary course of business and consistent with past practice);

(q)

entry into a new line of business or abandonment or discontinuance of the Business;

(r)

adoption of any plan of merger, consolidation, reorganization, liquidation, or dissolution, or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(s)

purchase, lease or other acquisition of the right to own, use, or lease any property or assets, except for purchases of Inventory or supplies in the ordinary course of business consistent with past practice; or

(t)

any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.07

Material Contracts.

(a)

Section 3.07(a) of the Disclosure Schedules lists each of the following Contracts of the Company (x) by which any of the Purchased Assets are bound or affected or (y) to which the Company is a party or by which it is bound in connection with the Business or the Purchased Assets (such Contracts, together with all Contracts concerning the occupancy, management, or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.08(b) of the Disclosure Schedules and all Company IP Agreements set forth in Section 3.10(b) of the Disclosure Schedules, being “Material Contracts”):

(i)

each Contract of the Company involving aggregate consideration in excess of $10,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than ninety (90) days’ notice;

(ii)

all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii)

all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental, or other Liability of any Person;

(iv)

all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or other equity or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets, or otherwise);

(v)

all broker, distributor, dealer, agency, sales promotion, market research, marketing consulting, and advertising Contracts to which the Company is a party;

(vi)

all employment Contracts and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which contain any severance provisions, or are not cancellable without material penalty or without more than ninety (90) days’ notice;

(vii)

except for Contracts relating to trade receivables, all Contracts relating to Indebtedness (including, without limitation, guarantees) of the Company;

(viii)

all Contracts with any Governmental Authority to which the Company is party (“Government Contracts”);

(ix)

all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x)

any Contracts to which the Company is a party that provide for any joint venture, partnership, or similar arrangement by the Company;

(xi)

all Contracts for the sale of any of the Purchased Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Purchased Assets;

(xii)

all powers of attorney with respect to the Business or any Purchased Asset;

(xiii)

all collective bargaining agreements or Contracts with any Union to which the Company is a party; and

(xiv)

any other Contract that is material to the Purchased Assets or the operation of the Business and not previously disclosed pursuant to this Section 3.07.

(b)

Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect.  Except as set forth in Section 3.07(b) of the Disclosure Schedules, none of the Company or, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract.  No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.  Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Newco.  Except as set forth in Section 3.07(b) of the Disclosure Schedules, there are no material disputes pending or, to the Company’s Knowledge, threatened under any Contract included in the Purchased Assets.

(c)

The following Contracts have been amended to exclude all nursing degree programs and all graduate degree programs: (i) that certain Master Services Agreement by and between the Company and AcademixDirect, Inc. entered into effective as of November 29, 2016; and (ii) that certain Master Services Agreement by and between the Company and DeXL, LLC entered into effective as of November 18, 2016.

(d)

Linden has executed and delivered to Aspen a guaranty of the obligations under the Promissory Note.  Such guaranty and the Promissory Note are in full force and effect and are enforceable in accordance with their respective terms.

Section 3.08

Title to Purchased Assets; Real Property.

(a)

The Company has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all of the Purchased

Assets.  All such Purchased Assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i)

liens for Taxes not yet due and payable;

(ii)

mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Purchased Assets;

(iii)

easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the Business or the Purchased Assets, which do not prohibit or interfere with the current operation of any Real Property and which do not render title to any Real Property unmarketable; or

(iv)

other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Business.

(b)

Section 3.08(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property used in or necessary for the conduct of the Business as currently conducted; (ii) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property.  With respect to owned Real Property, the Company has delivered or made available to Newco true, complete and correct copies of the deeds and other instruments (as recorded) by which the Company acquired such Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Company and relating to such owned Real Property.  With respect to leased Real Property, the Company has delivered or made available to Newco true, complete and correct copies of any leases affecting the Real Property.  With respect to each such lease, (i) the Company is not in breach or default under such lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default; (ii) the Company has paid all rent due and payable under such lease; (iii) to the Company’s Knowledge, no other party to any such lease is in default thereof; and (iv) no party to any such lease has exercised any termination rights with respect thereto.  Except as set forth in Section 3.08(b) of the Disclosure Schedules, the Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property.  The use and operation of the Real Property in the conduct of the Business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, Permit or agreement.  No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company.  There are no Actions pending nor, to the Company’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.  The Real Property is sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitutes all of the real property necessary to conduct the Business as currently conducted.

Section 3.09

Condition and Sufficiency of Assets.  The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.  The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted.  None of the Excluded Assets are material to the Business.

Section 3.10

Intellectual Property.

(a)

Section 3.10(a) of the Disclosure Schedules lists all (i) Company IP Registrations and (ii) Company Intellectual Property, including the right to do business under the name United States University and software, that is not registered but that is material to the operation of the Business.  All required filings and fees related to the Company IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Company IP Registrations are otherwise in good standing.  The Company has provided or made available to Newco true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Company IP Registrations.

(b)

Section 3.10(b) of the Disclosure Schedules lists all Company IP Agreements, excluding off-the-shelf licenses or software as a service agreements for commercially available software provided at a cost of less than ten thousand dollars ($10,000.00) per year.  The Company has provided or otherwise made available to Newco true and complete copies of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder.  Each Company IP Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect.  Neither the Company nor, to the Company’s Knowledge, any other party thereto is in breach of or default under (or, to the Company’s Knowledge, is alleged to be in breach of or default under), or, to the Company’s Knowledge, has provided or received any notice of breach or default of or any intention to terminate, any Company IP Agreement.

(c)

Except as set forth in Section 3.10(c) of the Disclosure Schedules, the Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title and interest in and to the Company Intellectual Property, and, to the Company’s Knowledge, has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances.  Without limiting the generality of the foregoing, the Company has entered into binding, written agreements with every current and former employee, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property; and (ii) acknowledge the Company’s exclusive ownership of all Company Intellectual Property.  The Company has provided Newco with true and complete copies of all such agreements.

(d)

The consummation of the transactions contemplated hereunder will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted.

(e)

To the Company’s Knowledge, the Company’s rights in the Company Intellectual Property are valid, subsisting and enforceable.  The Company has taken reasonable steps to maintain the Company Intellectual Property and to protect and preserve the confidentiality of all trade secrets included in the Company Intellectual Property, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(f)

To the Company’s Knowledge, the conduct of the Business as currently and formerly conducted, and the products, processes and services of the Company, have not infringed, misappropriated, diluted or otherwise violated the Intellectual Property or other rights of any Person.  To the Company’s Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Company Intellectual Property.

(g)

There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or, to the Company’s Knowledge, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Company in connection with the Business; (ii) challenging the validity, enforceability, registrability or ownership of any Company Intellectual Property or the Company’s rights with respect to any Company Intellectual Property; or (iii) by the Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of the Company Intellectual Property.  The Company is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Company Intellectual Property.

Section 3.11

Educational Regulations.

(a)

Set forth in Section 3.11(a) of the Disclosure Schedules is a list of each current Educational Approval issued to or held by USU, or issued to or held by the Company relating to USU.

(b)

Since January 1, 2014 (the “Compliance Date”):

(i)

USU has maintained Educational Approvals from Educational Agencies necessary to the conduct of the Business as conducted during the applicable time, including offering all of its educational programs and operating all of its campus locations, except to the extent that failure to maintain such approvals would not have a Material Adverse Effect.

(ii)

USU is a party to, and is in compliance in all material respects with, a valid and effective PPA with the DOE.

(iii)

USU has maintained all Educational Approvals necessary for the conduct of its distance education programs, except to the extent that failure to maintain such approvals would not have a Material Adverse Effect.

(iv)

USU has complied with all requirements of 34 C.F.R. § 600.9 with regard to its physical locations, except to the extent that failure to comply would not have a Material Adverse Effect.

(v)

Except as set forth in Section 3.11(b)(v) of the Disclosure Schedules, the Company has been conducting the operations of the Business and USU in compliance with all applicable Educational Laws, except to the extent that failure to comply would not have a Material Adverse Effect.

(vi)

USU has complied, in all material respects, with the definition of, a “proprietary institution of higher education” as defined in 34 C.F.R. § 600.5.

(vii)

Except as set forth in Section 3.11(b)(vii) of the Disclosure Schedules, neither the Company nor USU has received notice that any of its Educational Approvals will not be renewed, except to the extent that receipt of such notice would not have a Material Adverse Effect.

(viii)

Except as set forth in Section 3.11 (b)(viii) of the Disclosure Schedules, and except to the extent that it would not have a Material Adverse Effect, there are no proceedings pending to revoke, withdraw, suspend, limit, condition, restrict, place on reporting or place on probation any Educational Approval, or to require USU to show cause why any Educational Approval should not be revoked.

(ix)

USU has not received greater than ninety percent (90%) of its revenues from the Title IV Programs, as such percentage is required to be calculated in material compliance with 34 C.F.R. §§ 668.14 and 668.28.

(x)

Each educational program offered by USU as a Title IV-eligible program has been an eligible program in compliance in all material respects with the requirements of 34 C.F.R. § 668.8.

(xi)

The Company and USU have been in compliance with all applicable Educational Laws pertaining to USU’s participation in any Student Financial Assistance program, except to the extent that failure to comply would not have a Material Adverse Effect.

(xii)

The Company and USU have complied in all material respects with the requirements set forth at 20 U.S.C. § 1094(a)(20) and 34 C.F.R. § 668.14(b)(22).

(xiii)

Except as set forth in Section 3.11(b)(xiii) of the Disclosure Schedules, USU has calculated and paid refunds and calculated dates of withdrawal and leaves of absence in compliance with all applicable Educational Laws, except to the extent that failure to comply would not have a Material Adverse Effect.

(xiv)

The Company and USU have had a financial responsibility “composite score” of at least 1.5, as calculated in accordance with the DOE’s formula at 34 C.F.R. § 668.172.

(xv)

Except to the extent that would not have a Material Adverse Effect, Section 3.11(b)(xv) of the Disclosure Schedules sets forth a correct and complete list of USU’s official cohort default rates for loans administered under the Title IV Programs, as calculated by the DOE pursuant to 34 C.F.R. Part 668 Subparts M and N, for the three most recently completed federal fiscal years for which such official rates have been published, together with USU’s most recently issued draft cohort default rate.

(xvi)

Except as set forth in Section 3.11(b)(xvi) of the Disclosure Schedules, the DOE has not required or requested that USU post a letter of credit or bond or other form of surety for any reason, including any request for a letter of credit based on composite score or late refunds pursuant to 34 C.F.R. § 668.173, or required or requested that USU process its Title IV Program funding under the reimbursement or heightened cash monitoring-level 2 procedures set forth at 34 C.F.R. § 668.162(d) or (e)(2).

(xvii)

Except as set forth in Section 3.11(b)(xvii) of the Disclosure Schedules, USU has complied with the disclosure, reporting and certification requirements related to gainful employment, as set forth at 34 C.F.R. § 668.6 or 34 C.F.R. Part 668 Subpart Q, as applicable for the relevant periods, except to the extent that failure to comply would not have a Material Adverse Effect.

(xviii)

Except as set forth in Section 3.11(b)(xviii) of the Disclosure Schedules, USU has materially complied with any Law regarding misrepresentations (including regarding the employability of graduates and the ability to obtain professional licensure), including 34 C.F.R. Part 668 Subpart F.

(xix)

USU has been in compliance with the requirements of the Family Educational Rights and Privacy Act, except to the extent that failure to comply would not have a Material Adverse Effect.

(xx)

Except as set forth in Section 3.11(b)(xx) of the Disclosure Schedules, USU has complied with the requirements necessary to participate in the veterans’ educational benefits regulated by the U.S. Department of Veterans’ Affairs and the Tuition Assistance Program regulated by the U.S. Department of Defense, except to the extent that failure to comply would not have a Material Adverse Effect.

(xxi)

To the Knowledge of the Company, no Company Employee or Personnel has submitted false documents to SEVP, made false statements to SEVP, or otherwise admitted nonimmigrant students to USU who did not satisfy all of  USU’s rrquirements for admission.

(c)

Neither the Company, USU, any Person that exercises Substantial Control over any of the foregoing, nor any member of such Person’s family (as the term “family” is defined in 34 C.F.R. §600.21(f)), alone or together, (1) exercises or exercised Substantial Control over an institution or over a third-party servicer (as that term is defined in 34 C.F.R. § 668.2) that owes a liability for a violation of a Title IV Program requirement, or (2) owes a liability for a Title IV Program violation.  At no time has the Company, USU, or any Affiliate of any of the foregoing that has the power, by contract or ownership interest, to direct or cause the direction of the management or policies of USU, filed for relief in bankruptcy or had entered against it an order for relief in bankruptcy.

(d)

Except as set forth in Section 3.11(d) of the Disclosure Schedules, neither the Company, nor USU, nor any manager or officer thereof, has pled guilty to, has pled nolo contendere to, or has been found guilty of a crime involving the acquisition, use or expenditure of funds under the Title IV Programs or has been judicially determined to have committed fraud involving funds under the Title IV Programs.

(e)

To the Knowledge of the Company, neither the Company nor USU currently employs, or since the Compliance Date has employed, any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV Programs, or contracted with any institution or third-party servicer, which has been terminated under the Title IV Programs for a reason involving the acquisition, use or expenditure of funds of a Governmental Authority or Educational Agency, or has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of funds of a Governmental Authority or Educational Agency, or has been administratively or judicially determined to have committed fraud or any other material violation of Law involving funds of a Governmental Authority or Educational Agency.

(f)

To the Knowledge of the Company, there are no facts or circumstances regarding the Company or USU, or any Person that exercises Substantial Control over the Company or USU, that, individually or in the aggregate, could reasonably be expected to (A) cause the DOE or any Educational Agency to not approve the transactions contemplated by this Agreement (pre-Closing) or (B) impose conditions (excluding growth restrictions or any requirement to post a letter of credit) on such approval that would, individually or in the aggregate, materially impair the ability of Newco to operate USU in substantially the manner in which it is currently operated.

(g)

To the Company’s Knowledge, neither the Company nor USU has contracted with an institution or third-party servicer that has been terminated under Section 432 or 487 of the HEA for a reason involving the acquisition, use or expenditure of funds of a Governmental Authority or Educational Agency, or has been administratively or judicially determined to have committed fraud or any other violation of Law involving funds of any Governmental Authority or Educational Agency.

(h)

Except as set forth in Section 3.11(h) of the Disclosure Schedules, to the Company’s Knowledge, neither the Company nor USU has contracted with or employed any Person that has been, or whose officers or employees have been, convicted of, or pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of funds of any

Governmental Authority or Educational Agency, or administratively or judicially determined to have committed fraud or any other violation of Law involving funds of any Governmental Authority or Educational Agency.

(i)

Neither the Company nor USU nor any principal (as such term is defined in 2 C.F.R. Parts 180 and 3485) or affiliate (as such term is defined in 2 C.F.R. Part 180) of any of the foregoing, is or has been debarred or suspended under 2 C.F.R. Part 180, 2 C.F.R. 3485, 48 C.F.R. Part 9, or 48 C.F.R. Part 3409, nor does cause exist for such debarment or suspension.

Section 3.12

Accounts Receivable.  The Accounts Receivable reflected on the Interim Balance Sheet and the Accounts Receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice.  The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.13

[Intentionally Omitted].

Section 3.14

Data Protection.

(a)

Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company has adopted, and is, and during the twenty-four (24) month period prior to the date hereof has been, in compliance with, commercially reasonable policies and procedures that apply to the Business with respect to privacy, data protection, security, and the collection and use of Personal Information gathered or accessed in the course of the operations of the Business.

(b)

Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, during the twenty-four (24) month period prior to the date hereof, (i) there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any Personal Information maintained, collected, stored or processed by or on behalf of the Company, and (ii) no Person has made any claim or commenced any action with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any such Personal Information or otherwise relating to the collection or use of any such Personal Information.

(c)

Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Privacy Policies, are, and during the twenty-four (24) month period prior to the date hereof have been, in compliance with all Data Protection Programs and all contractual commitments that the Company has entered into with respect to Personal Information.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not violate any Privacy Policy as it currently exists or as it existed at any time during which any Personal Information was collected or obtained by the Company and (ii) upon the Closing, Newco will own and continue to have the right to use all such Personal Information on identical terms and conditions as the Company enjoyed immediately prior to the Closing.

Section 3.15

Insurance.  Section 3.15 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability, data privacy and cybersecurity, and other casualty and property insurance maintained by Company and relating to the Business (including without limitation as they relate to its employees, officers, managers and directors of the Company), the Purchased Assets and the Assumed Liabilities (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Newco.  Such Insurance Policies are in full force and effect and shall be maintained in full force and effect by the Company through the Closing Date.  The Company has not received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies.  All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy.  The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company.  All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage.  Except as set forth in Section 3.15 of the Disclosure Schedules, there are no claims related to the Business, Purchased Assets or Assumed Liabilities pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.  The Company is not in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy.  The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Business and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound.

Section 3.16

Legal Proceedings; Governmental Orders.

(a)

Except as set forth in Section 3.16(a) of the Disclosure Schedules, there are no Actions pending or, to the Company’s Knowledge, threatened (i) against or by the Company relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities; or (ii) against or by the Company that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.  No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)

There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards relating to or affecting the Business or the Purchased Assets.

Section 3.17

Compliance With Laws; Permits.

(a)

The Company has complied in all material respects, and is now complying in all material respects, with all Laws (excluding Educational Laws, which are covered by Section 3.11) applicable to it, the Business as currently conducted or the ownership and use of the Purchased Assets, including without limitation Title III of the Americans with Disabilities Act, 42 U.S.C.S. § 12182; 28 C.F.R. § 36.201 and any Laws promulgated by the State of California incorporating such Law, the CAN-SPAM Act of 2003, and the California Anti-SPAM Law, California Business & Professions Code § 17529-17529.9.

(b)

All Permits required for the Company to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by it and are valid and in full force and effect.  All fees and charges with respect to such Permits as of the date hereof have been paid in full.  Section 3.17(b) of the Disclosure Schedules lists all current Permits issued to the Company which are related to the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration.  No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.17(b) of the Disclosure Schedules.

(c)

Since January 1, 2014, none of the Company or any of its managers, Institutional Board members, or officers, or to the Knowledge of the Company, any of its other Representatives or any Person performing services for the Company, has, in connection with or acting on behalf of the Company, directly or indirectly, (i) used corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any official, officer, employee, or representative of any Governmental Authority; or (iii) made any bribe, payoff, rebate, influence payment, kickback, or other unlawful payment.  The Company is, to the extent applicable, in compliance with any applicable Law, whether foreign or domestic, governing corrupt practices, money laundering, anti-bribery, or anticorruption, including the Foreign Corrupt Practices Act of 1977 (the “FCPA”).  Since January 1, 2014, the Company has not, in connection with or relating to the Business, Purchased Assets or Assumed Liabilities received any written notice alleging any such violation or made any voluntary or involuntary disclosure to a Governmental Authority, or conducted any internal investigation concerning any actual or alleged violation of the FCPA.

(d)

The Company is in compliance in all material respects with all Laws relating to imports, exports, and economic sanctions, including all Laws administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”).  Since January 1, 2014, the Company has not been a party to any Contract, nor has the Company been engaged in, any transaction or other business, directly or indirectly, with any Governmental Authority or other Person that appears on any list of OFAC-sanctioned parties (including any Person that appears on OFAC’s Specially Designated Nationals and Blocked Persons List), is owned or controlled by such a Person, or is located or organized in any country or territory that is subject to comprehensive OFAC sanctions (an “OFAC Prohibited Party”).  Neither the Company nor any of the managers, Institutional Board members, or officers of the Company is an OFAC Prohibited Party or is a target of material sanctions in any other jurisdiction in which the Company has business operations or arrangements.  To the Knowledge of the Company, no proceeds from the sale of the Company Membership Units will be provided to or used for the benefit of any OFAC Prohibited Party.  For the purposes of the definition of “OFAC Prohibited Party,” the term “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

(e)

The Company including, without limitation, with respect to the Business, Purchased Assets and Assumed Liabilities has complied, and is now complying, with all applicable Laws relating to immigration.  The Company has filed all proper documentation for its international students and received acceptance from all Governmental Authorities of all such documentation.

The representations and warranties made in this Section 3.17 do not apply to matters covered by Section 3.11 (Education Regulations), Section 3.18 (Environmental Matters), Section 3.20 (Employment Matters), and Section 3.21 (Taxes).

Section 3.18

Environmental Matters.

(a)

The Company is in compliance, in all material respects, with all Environmental Laws and has not received from any Person, with respect to the Business, the Purchased Assets or the Assumed Liabilities, any:  (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b)

The Company has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Section 3.18(b) of the Disclosure Schedules) necessary for the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets of the Company and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by the Company through the Closing Date in accordance with Environmental Law, and the Company is not aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Purchased Assets.  With respect to any such Environmental Permits, the Company has undertaken or will undertake prior to the Closing Date, all measures necessary to facilitate transferability of the same, and the Company is not aware of any condition, event or circumstance that might prevent or impede the transferability of the same, and has not received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of same.

(c)

None of the Business or the Purchased Assets or any real property currently or formerly owned, operated or leased by the Company in connection with the Business is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(d)

There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the Business or the Purchased Assets, or any real property currently or formerly owned, operated or leased by the Company in connection with the Business, and the Company has not received an Environmental Notice that any of the Business or the Purchased Assets or real property currently or formerly owned, operated or leased in connection with the Business (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, the Company.

(e)

Section 3.18(e) of the Disclosure Schedules contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by the Company in connection with the Business or the Purchased Assets.

(f)

Section 3.18(f) of the Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company and any predecessors in connection with the Business or the Purchased Assets as to which the Company may retain liability, and none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and the Company has not received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company.

(g)

The Company has not retained or assumed, by contract or operation of Law, any material liabilities or obligations of third parties under Environmental Law.

(h)

The Company has provided or otherwise made available to Newco and listed in Section 3.18(h) of the Disclosure Schedules: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the Business or Purchased Assets or any real property currently or formerly owned, operated or leased by the Company in connection with the Business which are in the possession or control of the Company related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

(i)

To the Company’s Knowledge, the Company is not aware of or reasonably anticipates any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, as of or after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the Business or the Purchased Assets as currently carried out.

Section 3.19

[Intentionally Omitted].

Section 3.20

Employment Matters.

(a)

Section 3.20(a) of the Disclosure Schedules sets forth a list of all persons who are employees (“Employees”), independent contractors, or consultants, including without limitation faculty and adjunct faculty members, of the Company (each, together with the Employees, collectively, “Personnel”) as of the date hereof, including any Personnel who are on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time); (iii) hire date; (iv) current annual base compensation rate; (v) commission, bonus, or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof, including without limitation paid time off and severance benefits.  Except as set forth in Section 3.20(a) of the Disclosure Schedules, as of the date hereof and the Closing Date, all compensation, including wages, commissions, and bonuses, payable to all Personnel of the Company for services performed on or prior to the date hereof has been paid in full (or accrued in full on the Estimated Closing Working Capital Statement) and there are no outstanding agreements, understandings, or commitments of the Company with respect to any compensation, commissions or bonuses.

(b)

The Company is not, and has not been for the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past three (3) years, any Union representing or purporting to represent any employee of the Company, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining.  To the Company’s Knowledge, there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of its employees.  The Company has no duty to bargain with any Union.

(c)

The Company is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees or any other Personnel of the Business, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance.  All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws.  All employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects.  There are no Actions against the Company pending or threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern, or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment-related matter arising under applicable Laws.

(d)

The Company has complied with the WARN Act, and it has no plans to undertake any action on or before the Closing Date that would trigger the WARN Act.

(e)

With respect to each Government Contract, the Company is and has been in compliance with Executive Order No. 11246 of 1965 (“E.O. 11246”), Section 503 of the Rehabilitation Act of 1973 (“Section 503”) and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (“VEVRAA”), including all implementing regulations.  The Company maintains and complies with affirmative action plans in compliance with E.O. 11246, Section 503 and VEVRAA, including all implementing regulations.  The Company is not, and has not been for the past three (3) years, the subject of any audit, investigation or enforcement action by any Governmental Authority in connection with any Government Contract or related compliance with E.O. 11246, Section 503 and VEVRAA.  The Company has not been debarred, suspended or otherwise made ineligible from doing business with the United States government or any government contractor.

Section 3.21

Taxes.

(a)

All Tax Returns required to be filed on or before the Closing Date by the Company have been, or will be, timely filed (taking into account all applicable extensions).  Such Tax Returns are, or will be, true, complete and correct in all respects.  All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b)

The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)

No written claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns alleging that the Company is, or may be, subject to Tax by that jurisdiction and, to the Company’s Knowledge, no such claim has been threatened.

(d)

No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(e)

Section 3.21(e) of the Disclosure Schedules sets forth:

(i)

those years for which examinations by the taxing authorities have been completed; and

(ii)

those taxable years for which examinations by taxing authorities are presently being conducted.

(f)

All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid or otherwise resolved.

(g)

The Company is not a party to any Action by any taxing authority.  There are no pending or, to the Knowledge of the Company, threatened Actions by any taxing authority.

(h)

The Company has delivered to Newco copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending on or after December 31, 2014.

(i)

There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the Purchased Assets.

(j)

The Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement, other than commercial Contracts the principal purposes of which are unrelated to Taxes and which are set forth on Section 3.21(j) of the Disclosure Schedules.

(k)

No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company.

(l)

The Company has no Liability for Taxes of any Person (other than the Company), as transferee or successor, by contract (other than commercial Contracts the principal purposes of which are unrelated to Taxes) or otherwise;

(m)

The Company is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(n)

The Company is, and has been since the date of its organization, a partnership for U.S. federal income Tax purposes.

(o)

None of the Purchased Assets is (i) required to be treated as being owned by another Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code, or (iv) tax-exempt use property within the meaning of Section 168(h) of the Code.

(p)

Section 3.21(p) of the Disclosure Schedules sets forth all foreign jurisdictions in which the Company is subject to Tax, is engaged in business or has a permanent establishment.

Section 3.22

Books and Records.  The minute books and membership interest record books of the Company, including, without limitation, the minute books and records of the Institutional Board, as applicable, all of which have been made available to Newco, are complete and correct and have been maintained in accordance with sound business practices.  The minute books of the Company contain materially accurate and complete records of all meetings, and actions taken by written consent of, the Members, the Company Board and any committees of the Company Board, and, to the Company’s Knowledge, no meeting, or action taken by written consent, of any such Members, Company Board or committee has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing, all of those books and records will be in the possession of the Company.

Section 3.23

Related Party Transactions.  Except as set forth in Section 3.23 of the Disclosure Schedules and except with respect to the Company Operating Agreement, no executive officer, manager, Institutional Board member of the Company or any Person owning five percent (5%) or more of the Company Membership Units (or any of such Person’s immediate family members or Affiliates or associates), other than Linden, is a party to any Contract with or binding upon the Company or any of its assets, rights or properties or has any interest in any property owned by the Company or has engaged in any transaction with any of the foregoing within the last sixteen (16) months.

Section 3.24

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of the Company.

Section 3.25

Investor Representations.  With respect to the Company or any designee of the Company (each, an “Investor”) receiving Aspen Common Stock hereunder, including upon conversion of any portion of the Convertible Note into Aspen Common Stock:

(a)

Such Investor understands that the shares of Aspen Common Stock it is acquiring hereunder are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities Law and is acquiring the shares of Aspen Common Stock as principal for its own account and not with a view to or for distributing or reselling such shares of Aspen Common Stock or any part thereof in violation of the Securities Act or any applicable state securities Law, has no present intention of distributing any of such shares of Aspen Common Stock in violation of the Securities Act or any applicable state securities Law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such shares of Aspen Common Stock in violation of the Securities Act or any applicable state securities Law.  Each stock certificate representing the shares of Aspen Common Stock shall bear a restrictive legend evidencing the transfer restrictions set forth herein.  Such Investor is acquiring the common stock hereunder in the ordinary course of its business.

(b)

At the time such Investor was offered the shares of Aspen Common Stock, it was, at the date hereof it is, and as of the Closing Date it will be:  (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(c)

Such Investor, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the common stock, and has so evaluated the merits and risks of such investment.  Such Investor is able to bear the economic risk of an investment in the common stock and, at the present time, is able to afford a complete loss of such investment.

(d)

Such Investor is not acquiring the shares of Aspen Common Stock issuable to such Investor hereunder as a result of any advertisement, article, notice, or other communication regarding the stock published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)

Such Investor acknowledges it has been furnished with or has had access to the Company’s SEC Reports.  Such Investor has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions herein and to obtain such additional information necessary to verify the accuracy of same as the Investor reasonably desires in order to evaluate the acquisition of the common stock.  Such Investor acknowledges it does not desire to receive any further information from the Company in order to make its acquisition of the Aspen Common Stock.  Such Investor has received no representations or warranties from the Company, its employees, agents, or attorneys in making this investment decision other than as set forth in this Agreement.

Section 3.26

No Other Representations or Warranties.  Except for the representations and warranties expressly set forth in this Article III, the Company disclaims all liability and responsibility for any representation, warranty, statement made or information communicated (whether orally or in writing) to Aspen and Newco and any Representative of Aspen or Newco, including any opinion, information or advice which may have been provided to Aspen or Newco or any Representative of Aspen or Newco by any financial advisor, any direct or indirect equity holder, director, manager, officer, employee, accounting firm, legal counsel or other agent, consultant or Representative of the Company or any Member.  The Company makes no representations or warranties to Aspen or Newco except as contained in this Article III, and any and all statements made or information communicated by the Company, any Member or any of their Affiliates or Representatives outside of this Agreement, whether orally or in writing, are deemed to have been superseded by this Agreement, it being intended that no such prior or contemporaneous statements or communications outside of this Agreement shall survive the execution and delivery of this Agreement, subject to the exception as set forth in Section 4.14 with respect to Aspen and Newco’s rights to bring an action for fraud, including common law fraud, against the Company or Linden.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ASPEN AND NEWCO

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Aspen and Newco represent and warrant to the Company that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01

Organization and Authority of Aspen and Newco.  Each of Aspen and Newco is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Each of Aspen and Newco has full corporate or limited liability company power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Aspen and Newco of this Agreement and any Ancillary Document to which they are a party and the consummation by Aspen and Newco of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or limited liability company action on the part of Aspen and Newco and no other corporate or limited liability company proceedings on the part of

Aspen and Newco are necessary to authorize the execution, delivery, and performance of this Agreement or to consummate the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by Aspen and Newco, and (assuming due authorization, execution, and delivery by each other party hereto) this Agreement constitutes a legal, valid, and binding obligation of Aspen and Newco enforceable against Aspen and Newco in accordance with its terms.  When each Ancillary Document to which Aspen or Newco is or will be a party has been duly executed and delivered by Aspen or Newco (assuming due authorization, execution, and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Aspen or Newco enforceable against it in accordance with its terms.

Section 4.02

No Conflicts; Consents.  The execution, delivery and performance by Aspen and Newco of this Agreement and the Ancillary Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:  (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Aspen or Newco, as applicable; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Aspen or Newco; or (c) require the consent, notice or other action by any Person under any Contract to which Aspen or Newco is a party.  Except as set forth in Section 4.02 of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Aspen or Newco in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of Form D with the SEC and compliance with all applicable state securities Laws.

Section 4.03

No Prior Newco Operations.  Newco was formed solely for the purpose of purchasing the Purchased Assets hereunder and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

Section 4.04

Brokers.  Except as set forth in Section 4.04 of the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Aspen or Newco.

Section 4.05

Legal Proceedings; Governmental Orders.

(a)

Except as set forth in Schedule 4.05(a) of the Disclosure Schedules, there are no Actions pending or, to the Knowledge of Aspen or Newco, threatened (a) against or by Aspen or Newco affecting any of their properties or assets; or (b) against or by Aspen or Newco that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.  No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)

There are no material outstanding Governmental Orders and no material unsatisfied judgments, penalties, or awards against Aspen or Newco or any of their properties or assets.

Section 4.06

SEC Reports.  During the last two (2) years, Aspen has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder (the “SEC Reports”).  Each of the SEC Reports, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be) (a) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Report.  During the last two (2) years, Aspen did not file any registration statements under the Securities Act.  If the Company files any registration statements under the Securities Act prior to Closing, it shall amend this Section 4.06 to include such Form S-1 or S-3s within this Section 4.06 as an SEC Report.

Section 4.07

Sarbanes-Oxley.  Aspen is in material compliance with all requirements of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

Section 4.08

Financial Statements.  To the Knowledge of Aspen, the consolidated financial statements of Aspen included in the SEC Reports (a) comply in all material respects with the applicable accounting rules and regulations of the SEC with respect thereto as were in effect at the time of filing and (b) have been prepared in accordance with GAAP throughout the periods involved and, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, present fairly, in all material respects, the consolidated financial position of Aspen as of the dates indicated therein, and the consolidated results of its operations and cash flows for the periods therein specified in accordance with GAAP and Regulation S-X of the SEC, subject, in the case of unaudited financial statements, to normal, immaterial year-end audit adjustments.  Aspen has no Liabilities except (i) those which are adequately reflected or reserved against in Aspen’s most recent balance sheet included in the SEC Reports (the “Aspen Balance Sheet”), or (ii) those which have been incurred in the ordinary course of business consistent with past practice since the date of the Aspen Balance Sheet and which are not, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Aspen.

Section 4.09

Capitalization.  The authorized capital stock of Aspen consists of 250,000,000 shares of Aspen Common Stock, par value $0.001 per share and 10,000,000 shares of preferred stock par value $0.001 per share.  Except as set forth on Section 4.09 of the Disclosure Schedules, there are no Contracts or other obligations relating to the issued or unissued capital stock of Aspen or Newco, or obligating Aspen or Newco to issue, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, Aspen or Newco.  Each outstanding share of capital stock of Newco is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Aspen or Newco is free and clear of all Encumbrances of any nature whatsoever, other than restrictions under the Securities Act and applicable state securities Laws.  None of the outstanding equity securities or other securities of Aspen or Newco was issued in violation of the Securities Act, except for any sales or issuances the claim for which has been barred by Section 13 of the Securities Act.

Section 4.10

Absence of Certain Changes and Events.  Except as disclosed on Section 4.10 of the Disclosure Schedules, since the filing of its Annual Report on Form 10-K for the year ended April 30, 2016, Aspen has conducted its business only in the ordinary course of business (except for efforts by Aspen to acquire another company engaged in the for-profit post-secondary education market) and there has not been any Material Adverse Effect on Aspen, and no event has occurred or circumstance exists that may result in a Material Adverse Effect on Aspen, nor has there been:

(a)

(i) any declaration, accrual, set aside or payment of any dividend or any other distribution in respect of any shares of capital stock of Aspen, or (ii) any repurchase, redemption or other acquisition by Aspen of any shares of capital stock or other securities;

(b)

any sale, issuance or grant, or authorization of the issuance of, (i) any capital stock or other security of Aspen, (ii) any option, warrant or right to acquire any capital stock or any other security of Aspen, or (iii) any instrument convertible into or exchangeable for any capital stock or other security of Aspen;

(c)

any amendment, to the certificate of incorporation or bylaws of Aspen, or any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving Aspen;

(d)

any change of the methods of accounting or accounting practices of Aspen in any material respect; and

(e)

any agreement or commitment to take any of the actions referred to in clauses (a) through (d) above; provided, that Aspen through the Closing Date has outstanding warrants or options that may require Aspen to issue shares of Aspen Common Stock.

Section 4.11

Compliance With Laws; Permits.

(a)

Aspen and Newco have complied, and are now complying, in all material respects with all Laws applicable to each or their business, properties, or assets.

(b)

Except as disclosed on Section 4.11(b) of the Disclosure Schedules, all Permits required for Aspen and Newco to conduct their business have been obtained by them and are valid and in full force and effect.  All fees and charges with respect to such Permits as of the date hereof have been paid in full.  No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit except as set forth in Section 4.11(b) of the Disclosure Schedules.

(c)

Since January 1, 2014, none of Aspen or any of its directors or officers, or to the Knowledge of Aspen, any of its other Representatives or any Person performing services for Aspen, has, in connection with or acting on behalf of Aspen, directly or indirectly, (i) used corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any official, officer, employee, or representative of any Governmental Authority; or (iii) made any bribe, payoff, rebate, influence payment, kickback, or other unlawful payment.  Aspen is, to the extent applicable, in material compliance with any applicable Law, whether foreign or domestic, governing corrupt practices, money laundering, anti-bribery, or anticorruption, including the FCPA.  Since January 1, 2014, Aspen has not, in connection with or relating to the business of Aspen, received any written notice alleging any such violation or made any voluntary or involuntary disclosure to a Governmental Authority, or conducted any internal investigation concerning any actual or alleged violation of the FCPA.

(d)

Aspen is in compliance in all material respects with all Laws relating to imports, exports, and economic sanctions, including all Laws administered and enforced by OFAC.  Since January 1, 2014, Aspen has not been a party to any Contract, nor has Aspen been engaged in, any transaction or other business, directly or indirectly, with any OFAC Prohibited Party.  Neither Aspen nor any of the directors, managers, or officers of Aspen is an OFAC Prohibited Party or is a target of material sanctions in any other jurisdiction in which Aspen has business operations or arrangements.

(e)

To the Knowledge of Aspen, neither Aspen nor any of the directors or officers of Aspen or Newco (1) exercises or exercised Substantial Control over an institution or over a third-party servicer (as that term is defined in 34 C.F.R. § 668.2) that owes a liability for a violation of a Title IV Program requirement, or (2) owes a liability for a Title IV Program violation.

(f)

Neither Aspen nor any officers or directors of Aspen or Newco has pled guilty or nolo contendere to, or has been found guilty of a crime involving the acquisition, use or expenditure of funds under the Title IV Programs or has been judicially determined to have committed fraud involving funds under the Title IV Programs.

(g)

To the Knowledge of Aspen, neither Aspen nor Newco currently employs, or since the Compliance Date has employed, any individual or entity in a capacity that involves the administration or receipt of funds under the Title IV Programs, or contracted with any institution or third-party servicer, which has been terminated under the Title IV Programs for a reason involving the acquisition, use or expenditure of funds of a Governmental Authority or Educational Agency, or has been convicted of, or has pled nolo contendere or guilty to, a crime involving the acquisition, use or expenditure of funds of a Governmental Authority or Educational Agency, or has been administratively or judicially determined to have committed fraud or any other material violation of Law involving funds of a Governmental Authority or Educational Agency.

Section 4.12

Purchase Price.  The shares of Aspen Common Stock to be issued by Aspen as part of the Purchase Price have been duly authorized, and upon consummation of the transactions contemplated hereby and the issuance of such shares of Aspen Common Stock pursuant to and in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

Section 4.13

Certain Representations.  Except as set forth on Section 4.13 of the Disclosure Schedules, to the Knowledge of Aspen, there are no facts or circumstances regarding Aspen or Newco, or any Person that exercises Substantial Control over Aspen or Newco, that, individually or in the aggregate, could reasonably be expected to (a) cause the DOE or any Educational Agency to not approve the transactions contemplated by this Agreement (pre-Closing) or (b) impose conditions on such approval that would, individually or in the aggregate, materially impair the ability of Newco to operate USU in substantially the manner in which it is currently operated.

Section 4.14

No Other Representations; Independent Investigation.  EACH OF ASPEN AND NEWCO ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III, THERE ARE NO, AND ASPEN AND NEWCO ARE NOT RELYING UPON ANY, REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, (A) WITH RESPECT TO THE COMPANY, THE MEMBERS, THE ASSETS AND LIABILITIES OF THE COMPANY, OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING WITH RESPECT TO ANY PROJECTIONS, FINANCIAL FORECASTS OR OTHER FORWARD-LOOKING INFORMATION) OR (B) AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE COMPANY FURNISHED OR MADE AVAILABLE TO ASPEN, NEWCO AND/OR THEIR RESPECTIVE REPRESENTATIVES INCLUDING IN ANY VIRTUAL DATA ROOM OR IN MEETINGS WITH MANAGEMENT OF THE COMPANY OR ANY AFFILIATE OR REPRESENTATIVE THEREOF.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  EACH OF ASPEN AND NEWCO HAS CONDUCTED ITS OWN INDEPENDENT INVESTIGATION, REVIEW AND ANALYSIS OF THE BUSINESS, RESULTS OF OPERATIONS, PROSPECTS, CONDITION (FINANCIAL OR OTHER) AND ASSETS OF THE COMPANY AND ACKNOWLEDGES THAT IT HAS BEEN PROVIDED ADEQUATE ACCESS TO THE PERSONNEL, PROPERTIES, ASSETS, PREMISES, BOOKS AND RECORDS, AND OTHER DOCUMENTS AND DATA OF THE COMPANY FOR SUCH PURPOSE.  EACH OF ASPEN AND NEWCO ACKNOWLEDGES AND AGREES THAT IN MAKING ITS DECISION TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY, IT HAS RELIED SOLELY UPON ITS OWN INVESTIGATION AND THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III OF THIS AGREEMENT (INCLUDING THE RELATED PORTIONS OF THE DISCLOSURE SCHEDULES); provided, however that nothing in this Section 4.14 shall preclude Aspen or Newco from exercising any rights to bring an action for fraud, including common law fraud, against the Company or Linden.

ARTICLE V
COVENANTS

Section 5.01

Conduct of Business Prior to the Closing.  From the date hereof until the Closing, except as otherwise provided in this Agreement, required by applicable Law or any Accrediting Body or other Educational Agency, or consented to in writing by Newco (which consent shall not be unreasonably conditioned, withheld or delayed), the Company shall (x) conduct the Business in the ordinary course of business consistent with past practice; and (y) use commercially reasonable efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, students, lenders, suppliers, regulators and others having relationships with the Business.  Without limiting the foregoing, from the date hereof until the Closing Date, the Company shall:

(a)

preserve and maintain all Permits required for the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets;

(b)

pay the debts, Taxes and other obligations of the Business when due;

(c)

continue to collect Accounts Receivable included in the Current Assets in a manner consistent with past practice;

(d)

maintain the properties and assets included in the Purchased Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(e)

continue in full force and effect without material modification all Insurance Policies, except as required by applicable Law;

(f)

defend and protect the properties and assets included in the Purchased Assets from infringement or usurpation;

(g)

perform all of its obligations under all Assigned Contracts;

(h)

maintain the Books and Records in accordance with past practice, except that its financial statements shall be prepared in accordance with GAAP;

(i)

comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets; and

(j)

not take or permit any action which, if taken or permitted prior to the date hereof, would have been required to be listed on Section 3.06 of the Disclosure Schedules.

Section 5.02

Access to Information.

(a)

From the date hereof until the Closing, the Company shall (a) afford Newco and its Representatives reasonable access to and the right to inspect all of the Real Property, properties, assets, premises, Books and Records, Contracts and other documents and data related to the Business; (b) furnish Newco and its Representatives with such financial, operating and other data and information related to the Business as Newco or any of its Representatives may reasonably request; and (c) instruct the Representatives of the Company to cooperate with Newco in its investigation of the Business.  Any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business.

(b)

Aspen, Newco, the Company and Linden shall comply with, and shall cause their respective Representatives and Affiliates to comply with, all of their respective obligations under the Confidentiality Agreement, dated October 26, 2016, between Aspen and Linden (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.  For avoidance of doubt, the Company shall be deemed an Affiliate of Linden and Newco shall be deemed an Affiliate of Aspen for purposes of this Section 5.02(b).

Section 5.03

No Solicitation of Other Bids.

(a)

From the date of this Agreement until the earlier of (i) the Closing or (ii) the date of termination of this Agreement in accordance with its terms, the Company and Linden shall not, and shall not authorize or permit any of their respective Affiliates or any of its or their respective Representatives to, directly or indirectly, (i) encourage, solicit, initiate, entertain, facilitate, accept, or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal.  The Company shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.  For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal, or offer from any Person (other than Aspen or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange, purchase of equity interests, purchase of assets, tender offer, or other business combination transaction involving the Company; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets.

(b)

In addition to the other obligations under this Section 5.03, the Company shall promptly (and in any event within three (3) Business Days after receipt thereof by the Company or its Representatives) advise Aspen and Newco orally and in writing by email of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal or inquiry.

(c)

The Company agrees that the rights and remedies for noncompliance with this Section 5.03 shall include the right to seek to have this provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Aspen and Newco and that money damages would not provide an adequate remedy to Aspen and Newco and without the requirement to post any bond or other security.

Section 5.04

Notice of Certain Events; Delivery of Monthly Financial Report.

(a)

From the date hereof until the Closing, the Company shall promptly notify Aspen, and Aspen shall promptly notify the Company, in writing of:

(i)

any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company hereunder not being true and correct, or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 or Section 7.03, as applicable, to be satisfied;

(ii)

any notice or, to the Company’s or Aspen’s Knowledge, as the case may be, any other communication, from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)

any notice or, to the Company’s or Aspen’s Knowledge, as the case may be, any other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)

any Actions (A) commenced against the Company, Aspen or Newco, as applicable, (B) with respect to the Company and to the Company’s Knowledge, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.16 or that relates to the consummation of the transactions contemplated by this Agreement, and (C) with respect to Aspen and/or Newco and to the Knowledge of Aspen, threatened against, relating to or involving or otherwise affecting Aspen and/or Newco that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.05 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)

Aspen acknowledges and agrees that, within ten (10) days after the end of each calendar month beginning March 2017, the Company has delivered to Aspen an unaudited statement of operations of the Company for the immediately preceding month, calculated in accordance with GAAP (subject to normal and recurring year-end adjustments and the absence of notes) (the “Monthly Financial Report”).  Within ten (10) days after the end of each calendar month following the date hereof until the Closing Date, the Company shall deliver to Aspen and Linden Finance the Monthly Financial Report.  Based on each such Monthly Financial Report, Linden has caused or shall cause Linden Finance to advance to the Company an amount equal to the lesser of (i) the Company’s monthly negative earnings before interest, taxes, depreciation, and amortization (“EBITDA”), as calculated from the Monthly Financial Report, or (ii) $150,000, in each case using the proceeds of the Promissory Note.  Should the Company’s monthly negative EBITDA be more than $150,000, Linden shall advance to the Company an amount equal to the remaining portion of the negative EBITDA.

(c)

Aspen’s receipt of information pursuant to this Section 5.04 shall not be deemed to amend or supplement the Disclosure Schedules.

Section 5.05

Employees and Employee Benefits.

(a)

No later than ten (10) days prior to the Closing Date, Newco shall extend offers of at-will employment to Employees of the Business, and offers to engage those Personnel of the Business, exclusive of Employees, for certain consultant or independent contractor services, on such terms and conditions as set forth on Section 5.05(a) of the Disclosure Schedules.

(b)

Except to the extent included as Current Liabilities in the Estimated Closing Working Capital Statement, the Company shall be solely responsible for, and Aspen and Newco shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former Personnel of the Business, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with the Company at any time on or prior to the Closing Date and the Company shall pay all such amounts to all entitled persons as and when due.

(c)

The Company shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former Personnel of the Business or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring on or prior to the Closing Date.  The Company also shall remain solely responsible for all worker’s compensation claims of any current or former Personnel of the Business which relate to events occurring on or prior to the Closing Date.  The Company shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due.

(d)

Effective as soon as practicable following the Closing Date, the Company, or any applicable Affiliate, shall effect a transfer of assets and liabilities (including outstanding loans) from the defined contribution retirement plan that it maintains, to the defined contribution retirement plan maintained by Newco, with respect to those eligible Personnel of the Business who become employed by Newco, or an Affiliate of Newco, in connection with the transactions contemplated by this Agreement.  Any such transfer shall be in an amount sufficient to satisfy Section 414(l) of the Code.  Upon the transfer of assets and liabilities into Newco’s plan, all transferred account balances from the Company’s plan shall become fully vested.

Section 5.06

Governmental Approvals and Consents.

(a)

Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Documents.  Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals.  The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)

Each party hereto shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.03 of the Disclosure Schedules and Section 4.02 of the Disclosure Schedules.

(c)

Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to:

(i)

respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any Ancillary Document;

(ii)

respond to any inquiries by any Educational Agencies with respect to the transactions contemplated by this Agreement or any Ancillary Document;

(iii)

avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any Ancillary Document; and

(iv)

in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Ancillary Document has been issued, to have such Governmental Order vacated or lifted.

(d)

All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between the Company and Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals.  Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(e)

Notwithstanding the foregoing, nothing in this Section 5.06 shall require, or be construed to require, Aspen or Newco or any of their Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Aspen, Newco or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Aspen or Newco of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement, except, in each case, as the same may be imposed by any Educational Agency.

(f)

Aspen, Newco and the Company will cooperate with each other and will take all commercially reasonable steps, and proceed diligently and in good faith (i) jointly to submit a Pre-Acquisition Review Application for USU to the DOE no later than twenty-one (21) days after the date hereof, and (ii) jointly and promptly to submit and make other applications, notices and submissions (or amendments to any of the foregoing previously submitted) with the DOE and other Educational Agencies which must be filed prior to the Closing Date in order for Newco to obtain (A) all Permits of any Educational Agency or Accrediting Body which must be obtained prior to the Closing in order for USU to operate as it is currently operated and for USU to participate in all of the Student Financial Assistance programs, including the Title IV Programs, under the ownership of Aspen and Newco (collectively, the “Pre-Acquisition Education Consents”, identified as such in Section 5.06(f) of the Disclosure Schedules), and (B) all Permits of any Educational Agency which must be obtained after the Closing, as required, in order for USU to operate as it is currently operated and for USU to participate in all of the Student Financial Assistance programs, including the Title IV Programs, under the ownership of Aspen and Newco

(collectively, the “Post-Acquisition Education Consents”, identified as such in Section 5.06(f) of the Disclosure Schedules); provided, however, that Newco shall not file any application, notice or other submission to the DOE, any Educational Agency or any Accrediting Body without providing the Company a reasonable opportunity to review such application, notice or other submission and without obtaining the consent of the Company (which consent shall not be unreasonably withheld or delayed).

Section 5.07

Non-Competition; Non-Solicitation.

(a)

For a period of three (3) years commencing on the Closing Date (the “Restricted Period”), the Company and Linden shall not, and shall not permit any of their Affiliates to, directly or indirectly, (i) own or operate, or assist others in operating, any post-secondary college or university that is domiciled in the State of California (a “Competing Business”); (ii) have an interest directly or indirectly in any Person that owns or operates a Competing Business, including as a partner, shareholder, member, employee, principal, agent, trustee, or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between Newco or Aspen and students or suppliers of Newco; provided, that any ownership of Aspen Common Stock shall not be precluded by this Section 5.07.

(b)

During the Restricted Period, the Company and Linden shall not, and shall not permit any of their respective Affiliates to, directly or indirectly, hire or solicit any employee or contractor of Aspen or Newco, or encourage any such employee or contractor to leave such employment or hire any such employee or contractor who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees or contractors; provided, that nothing in this Section 5.07(b) shall prevent the Company, Linden or any of their respective Affiliates from hiring (i) after ninety (90) days from the date of termination of engagement, any employee or contractor whose engagement has been terminated by Aspen or Newco, or (ii) after one hundred eighty (180) days from the date of termination of engagement, any employee or contractor whose engagement has been terminated by the employee or contractor.

(c)

During the Restricted Period, the Company and Linden shall not, and shall not permit any of their Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any students, or potential student, Newco or Aspen for purposes of diverting their business or services from Newco or Aspen to a Competing Business.

(d)

The Company and Linden acknowledge that a breach or threatened breach of this Section 5.07 would give rise to irreparable harm to Aspen and Newco, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by the Company or Linden or any or their Affiliates of any such obligations, Aspen and Newco shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)

The Company and Linden acknowledge that the restrictions contained in this Section 5.07 are reasonable and necessary to protect the legitimate interests of Aspen and

Newco and constitute a material inducement to Aspen and Newco to enter into this Agreement and consummate the transactions contemplated by this Agreement.  In the event that any covenant contained in this Section 5.07 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law.  The covenants contained in this Section 5.07 and each provision hereof are severable and distinct covenants and provisions.  The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f)

Anything in this Section 5.07 to the contrary notwithstanding, the provisions of this Section 5.07 will not apply to (i) the Company’s or Linden’s ownership of the Aspen Common Stock or the Convertible Note, (ii) any service by any Affiliate of Linden on the board of USU, Aspen or Newco, or (iii) the Company’s or Linden’s or their Affiliates’ activities with AcademixDirect, Inc., DeXL, LLC or Mind Streams, L.L.C. so long as such activities are performed for entities with no offices or other physical presence in the State of California or (iv) Linden’s and its Affiliates’ ownership of, and activities on behalf of, any Competing Business (or any successors thereto) with respect to which Linden has an ownership interest as of the date hereof.

Section 5.08

Closing Conditions.  From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

Section 5.09

Public Announcements.  Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby (except that, prior to the Closing (i) after giving the Company prior written notice of such intended disclosure and a reasonable opportunity to review, Aspen may disclose the execution of this Agreement and file a copy in any SEC Reports, in a press release announcing the execution of this Agreement, and in connection with an application to be listed on any national securities exchange, and (ii) Aspen may discuss the transaction contemplated hereby in a conference call discussing its potential acquisition of the Business and in discussions in meetings with investors, provided such discussions are consistent with the disclosures made under clause (i) above) or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement. Notwithstanding the foregoing and any other agreement between Aspen and the Company, Aspen shall have no limitations in providing confidential information to prospective lenders who are subject to customary confidentiality requirements.

Section 5.10

Supplemental Disclosures.  The Company or Aspen and Newco may supplement or amend, from time to time, their respective Disclosure Schedules (including by adding additional disclosure schedules relating to matters covered in Article III or Article IV, as applicable) to properly reflect matters, if any, arising after the date hereof or, in the case of matters that are based on the Knowledge of the Company or Aspen and/or Newco, matters, if any, of which the Company or Aspen and/or Newco, as applicable, first acquires such Knowledge after the date hereof.  The amending party shall reasonably highlight the changes in the Disclosure Schedules comprising supplements or amendments made pursuant to this Section 5.10.  In the event that the changes to the Disclosure Schedules resulting from such supplements and amendments give rise to a Material Adverse Effect, then the non-amending party may terminate this Agreement without liability on the part of the non-amending party to any other party hereto.  In order to terminate this Agreement pursuant to this Section 5.10, Aspen and Newco must give notice of such termination to the Company and Linden within ten (10) Business Days following receipt from the Company of such supplemented or amended Disclosure Schedules.  In the event that a party terminates this Agreement pursuant to this Section 5.10, such termination shall be such terminating party’s sole remedy hereunder and no party hereto shall have any further liability or obligation to any other party hereto, except in an Action brought or a claim asserted pursuant to Section 8.04(e) or Section 4.14 or as otherwise provided in this Agreement.

Section 5.11

Investment Letters.  The Company shall cause any designees of the Company that receive Aspen Common Stock issued to the Company at the Closing or upon conversion of any portion of the Convertible Note to execute and deliver to Aspen an investment letter containing representations and warranties that are substantially the same as those set forth in Section 3.25.

Section 5.12

Books and Records.

(a)

In order to facilitate the resolution of any claims made against or incurred by the Company or Linden prior to the Closing, or for any other reasonable purpose, for a period of seven years after the Closing, Aspen Newco shall:

(i)

retain the Books and Records (including Personnel files) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company; and

(ii)

upon reasonable notice, afford the Company’s Representatives reasonable access (including the right to make, at the Company’s expense, photocopies), during normal business hours, to such Books and Records.

(b)

Neither Aspen nor Newco shall be obligated to provide the Company or any other party with access to any Books and Records (including Personnel files) pursuant to this Section 5.12 where such access would violate any Law.

Section 5.13

Bulk Sales Laws.  The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Newco; it being understood that any Liabilities arising out of the failure of the Company to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction which would not otherwise constitute Assumed Liabilities shall be treated as Excluded Liabilities.

Section 5.14

Receivables.  From and after the Closing, if the Company or any of its Affiliates receives or collects any funds relating to any Accounts Receivable or any other Purchased Asset, the Company or its Affiliate shall remit such funds to Newco within five (5) Business Days after its receipt thereof.  From and after the Closing, if Newco or its Affiliate receives or collects any funds relating to any Excluded Asset, Newco or its Affiliate shall remit any such funds to the Company or its designee within five (5) Business Days after its receipt thereof.

Section 5.15

Tax Clearance Certificates.  If requested by Newco following the Closing, the Company shall notify all of the taxing authorities in the jurisdictions that impose Taxes on the Company or where the Company has a duty to file Tax Returns of the transactions contemplated by this Agreement in the form and manner required by such taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate (a “Tax Clearance Certificate”) could subject Aspen or Newco to any Taxes of the Company.  If any taxing authority asserts that the Company is liable for any Tax, the Company shall promptly pay any and all such amounts and shall provide evidence to Newco that such liabilities have been paid in full or otherwise satisfied.

Section 5.16

Linden Board Designee.  Linden shall be entitled to designate one Person for appointment to the board of directors of Aspen (such Person, the “Linden Designee”) and, following such appointment, to have the Linden Designee nominated for election to the board of directors of Aspen at the first annual meeting of stockholders of Aspen following the effective date of such appointment.  The Person chosen by Linden to serve as the Linden Designee shall be subject to the reasonable and customary review and approval of Aspen’s board of directors (or nominating committee thereof).  For avoidance of doubt, Aspen is in the process of applying to the Nasdaq Capital Market (“Nasdaq”) to list Aspen Common Stock on Nasdaq and the reasonableness as provided for in this Section 5.16 shall take Nasdaq’s listing requirements in consideration.

Section 5.17

Release from Letters of Credit.  If not released prior to the Closing, then, as soon as practicable following the Closing, Aspen shall replace or otherwise take over responsibility for, and release Linden from all liability or obligation in respect of, the letters of credit currently supported by Linden in favor of the DOE and in favor of the landlord for the USU campus located at 7675 Mission Valley Rd, San Diego, CA 92108.

Section 5.18

Further Assurances.  Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the Ancillary Documents.

ARTICLE VI
CERTAIN TAX MATTERS

Section 6.01

Certain Tax Matters.

(a)

The Company will be responsible for preparing and filing property (whether real or personal) and similar Tax Returns (“Property Tax Returns”) with respect to the

Purchased Assets for Tax periods ending on or before the Closing Date, and will make all payments required with respect to each such Tax Return.  Newco will be responsible for preparing and filing all Property Tax Returns for the Purchased Assets for all periods commencing after the Closing Date and will make all payments required with respect to each such Tax Return.  Newco and the Company shall cooperate, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, Action or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon a party’s request) the provision of records and information which are reasonably relevant to any such audit, Action or other proceeding, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and timely notification of receipt of any notice of an audit or notice of deficiency relating to any Tax or Tax Return with respect to which the non-recipient may have Liability hereunder.

(b)

The Company shall pay all sales or use Taxes, recording, registration and conveyance Taxes and fees, and similar transfer Taxes arising from or relating to the transactions contemplated in this Agreement, and the Company shall file or cause to be filed all necessary Tax Returns and other documentation with respect to such Taxes.  For the avoidance of doubt, The Company shall be solely responsible for any and all income, gross receipts, and similar Taxes of the Company for all periods (whether before or after the Closing), including all Taxes on any gains recognized by the Company in connection with the transactions contemplated by this Agreement and the Ancillary Documents, and the Company shall be solely responsible for preparing and filing all Tax Returns relating thereto.  At the reasonable request of Newco, the Company will certify to Newco that the Company has paid all such income, gross receipts and similar Taxes and has prepared and filed all such Tax Returns, and shall provide Newco with reasonable evidence of the same.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01

Conditions to Obligations of All Parties.  The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)

This Agreement shall have been duly adopted by the Requisite Company Vote and the Requisite Institutional Board Vote as of the date hereof.

(b)

No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(c)

The Company and Newco, or USU, shall have received:

(i)

a written response from the DOE to the pre-acquisition review application filed with respect to USU and such written response shall not include a statement of intention not to approve the post-Closing eligibility of USU to participate in the Title IV Programs;

(ii)

all Pre-Acquisition Education Consents; and

(iii)

all other Educational Approvals and Educational Consents, the absence of which, individually or in the aggregate, would reasonably be expected to materially impair the ability of Newco to operate USU in substantially the manner in which it is currently operated.

Section 7.02

Conditions to Obligations of Aspen and Newco.  The obligations of Aspen and Newco to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Aspen’s or Newco’s waiver, at or prior to the Closing, of each of the following conditions:

(a)

Other than the representations and warranties of the Company contained in the first sentence of Section 3.01, Section 3.02, Section 3.03, Section 3.24, and Section 3.25, the representations and warranties of the Company contained in this Agreement and the Ancillary Documents shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).  The representations and warranties of the Company contained in the first sentence of Section 3.01, Section 3.02, Section 3.03, Section 3.24, and Section 3.25 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)

The Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Company shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)

From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(d)

The Company shall have delivered each of the closing deliverables set forth in Section 2.06(a).

(e)

Except for the matters outstanding as of March 8, 2017, as set forth in Section 7.02(e) of the Disclosure Schedules, USU, or any of its degree programs, as applicable,

shall not be on probation, be subject to a show cause order, or fail to be accredited by the WSCUC, the Commission on Collegiate Nursing Education, or any of its other existing material programmatic accreditors.

(f)

The approvals, consents and waivers listed on Section 7.02(f) of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Newco at or prior to the Closing.

Section 7.03

Conditions to Obligations of Linden and the Company.  The obligations of Linden and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Linden and/or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a)

Other than the representations and warranties of Aspen and Newco contained in the first sentence of Section 4.01, Section 4.02, Section 4.04, and Section 4.09, the representations and warranties of Aspen and Newco contained in this Agreement and the Ancillary Documents shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).  The representations and warranties of Aspen and Newco contained in the first sentence of Section 4.01, Section 4.02, Section 4.04, and Section 4.09 shall be true and correct in all respects on and as of the Closing Date with the same effect as though made at and as of such date.

(b)

Aspen and Newco shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by them prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Aspen and Newco shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)

All approvals, consents and waivers that are listed on Section 4.02 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to the Company at or prior to the Closing.

(d)

Newco shall have delivered each of the closing deliverables set forth in Section 2.06(b)

(e)

The Linden Designee shall have been appointed to the board of directors of Aspen.

ARTICLE VIII
INDEMNIFICATION

Section 8.01

Survival.  Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in (a) Section 3.01, Section 3.02, Section 3.04, Section 3.24, Section 4.01, Section 4.04, Section 4.06, Section 4.08 and Section 4.09 (collectively, the “Fundamental Representations”) shall survive for a period of three (3) years after the Closing, and (b) Section 3.21 and Section 3.25 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days.  All covenants and agreements of the parties contained herein (other than any covenants or agreements which survive for the period explicitly specified therein or which by their terms are reasonably expected to survive the Closing) shall terminate on the Closing Date and shall thereafter be of no further force and effect.  Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02

Indemnification by the Company and Linden.  Subject to the other terms and conditions of this Article VIII, the Company and Linden, jointly and severally, shall indemnify and defend each of Aspen and Newco and each of their Affiliates and their respective Representatives (collectively, the “Aspen Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Aspen Indemnitees based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company or Linden pursuant to this Agreement;

(c)

any Excluded Asset or any Excluded Liability;

(d)

any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Company or any of its Affiliates (other than the Purchased Assets or Assumed Liabilities) conducted, existing or arising on or prior to the Closing Date;

(e)

Liabilities in respect of any claim made by a student or former student of USU arising from or related to (i) services provided by the Company, or (ii) the Company’s advertising and marketing seeking new students; or

(f)

any Transaction Expenses or Indebtedness of the Company outstanding as of the Closing to the extent not paid or satisfied by the Company at or prior to the Closing, or if paid by Aspen or Newco at or prior to the Closing, to the extent not deducted in the determination of the Purchase Price.

Section 8.03

Indemnification By Aspen and Newco.  Subject to the other terms and conditions of this Article VIII, Aspen and Newco, jointly and severally, shall indemnify and defend each of the Company and Linden (collectively, the “Company Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Company Indemnitees based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of Aspen and Newco contained in this Agreement or in any certificate or instrument delivered by or on behalf of Newco pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Aspen or Newco pursuant to this Agreement;

(c)

any Assumed Liability; or

(d)

any Third Party Claim based upon, resulting from or arising out of the operation of the Business or the ownership of the Purchased Assets following the Closing Date.

Section 8.04

Certain Limitations.  The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)

The Company and Linden shall not be liable to the Aspen Indemnitees for indemnification under Section 8.02(a) until the aggregate amount of all Losses in respect of the Aspen Indemnitees are entitled to indemnification under Section 8.02(a) exceeds one hundred thousand dollars ($100,000) (the “Basket”), in which event the Company and Linden shall be required to pay or be liable for all such Losses from the first dollar.

(b)

Subject to any other provisions in the Agreement to the contrary, the maximum amount payable by the Company and Linden to all Aspen Indemnitees for Losses in respect of indemnification under Section 8.02 shall not exceed (i) other than with respect to the breach of a Fundamental Representation, fifty percent (50%) of the Purchase Price, and (ii) solely with respect to the breach of a Fundamental Representation, the Purchase Price.

(c)

Aspen and Newco shall not be liable to the Company Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Basket, in which event Aspen shall be required to pay or be liable for all such Losses from the first dollar.

(d)

The maximum amount payable by Aspen and Newco in the aggregate to all Company Indemnitees for Losses in respect of indemnification under Section 8.03 shall not exceed $4,500,000 plus any outstanding amounts owing under the Convertible Note.

(e)

Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(c) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in any Fundamental Representation, or any action based on fraud including common law fraud.

(f)

For purposes of this Article VIII, for purposes of calculating Losses (but not determining whether a breach has occurred), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(g)

Each Indemnified Party must act promptly to avoid or mitigate any Losses which it or any other Indemnified Party may suffer in consequence of any fact, matter or circumstance giving rise to a claim for indemnification under this Agreement or likely to give rise to a claim for indemnification under this Agreement and no Indemnified Party shall be entitled to recover under this Agreement to the extent of any Losses that could have been avoided but for the Indemnified Party’s failure to avoid or mitigate such Losses.

Section 8.05

Indemnification Procedures.  The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

(a)

Third Party Claims.  If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) days after receipt of such notice of such Third Party Claim.  The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or is otherwise materially prejudiced.  Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.  The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, such counsel to be reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Linden, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Parties.  In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party.  The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof.  The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are inconsistent with, different from, or additional to those available to the Indemnifying Party; (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived; or (C) the Indemnified Party’s defense or proposed settlement of any Third Party Claim would adversely affect the Indemnifying Party’s Tax liability or its ability to conduct its business, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required.  If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim.  The Company and Linden, on the one hand, and Aspen and Newco, on the other hand, shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)

Settlement of Third Party Claims.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b).  If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party.  If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer.  If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim.  If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably conditioned, withheld or delayed).

(c)

Direct Claims.  Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim.  The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure or is otherwise materially prejudiced.  Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.  The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim.  The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request.  If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.06

Payments.

(a)

Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within five (5) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds, subject to Section 8.06(c).  The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such five (5) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to the statutory rate in the jurisdiction where the judgment has been entered.  Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed, without compounding.

(b)

Any amount payable by the Company and Linden to an Aspen Indemnitee with respect to a Loss shall be reduced by the amount of any net insurance proceeds (i.e., insurance payments less deductible and premiums, including the amount of any increase in future premiums assessed under such policies of insurance) actually received by the Aspen Indemnitee with respect to the Loss, and Aspen and Newco agree to use their  reasonable best efforts to collect any insurance proceeds to which Aspen and/or Newco may be entitled in respect of any Loss.

(c)

Any Losses payable by the Company or Linden to an Aspen Indemnitee pursuant to this Article VIII may be satisfied, at the Company’s or Linden’s election, in cash, by offset against the principal amount of the Convertible Note, or by surrender of shares of Aspen Common Stock (valued at the closing price of the Aspen Common Stock as of the close of business on the day prior to the date such Losses are paid).  If the Company transfers any portion of the Convertible Note or shares of Aspen Common Stock received hereunder to an Investor, then, at the option of the Company or Linden, Aspen and Newco may set off any Losses payable by the Company hereunder against such Investor’s respective pro rata portion of the Convertible Note or the Aspen Common Stock of such Investor to the extent that such Investor still beneficially owns such security(ies).  If the Company and Linden fail to pay in cash or elect to set off any Losses payable by the Company hereunder within ten (10) days of the final determination of such Losses, then such failure shall be deemed an election to set off any such Losses, and Aspen or

Newco may set off such Losses against the Convertible Note or the Aspen Common Stock as provided hereunder.

Section 8.07

Tax Treatment of Indemnification Payments.  All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.08

Other Rights and Remedies Not Affected.  The indemnification rights of the parties under this Article VIII are independent of, and in addition to, such rights and remedies as the parties may have at Law or in equity or otherwise for any fraud, as specified in Section 8.04(b), breach of warranty, or failure to fulfill any covenant, agreement, or obligation hereunder on the part of any party hereto, including the right to seek specific performance, rescission, or restitution, without any requirement to post bond, none of which rights or remedies shall be affected or diminished hereby.

ARTICLE IX
TERMINATION

Section 9.01

Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of the Company and Newco;

(b)

by Newco by written notice to the Company if:

(i)

neither Aspen nor Newco is then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in, or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy, or failure has not been cured by the Company within ten (10) Business Days of the Company’s receipt of written notice of such breach from Aspen, including, without limitation, failure to maintain any Educational Approvals, Educational Consents or Permits;

(c)

by the Company by written notice to Aspen and Newco if:

(i)

the Company is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in, or failure to perform any representation, warranty, covenant or agreement made by Aspen or Newco pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy, or failure has not been cured by Aspen or Newco within ten (10) Business Days of their receipt of written notice of such breach from the Company;

(d)

by Newco or the Company by written notice to the other if:

(i)

there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or

(ii)

the Closing has not occurred by January 16, 2018 (the “Outside Date”); provided, however, that if the Closing shall not have occurred as of the Outside Date because the condition specified in Section 7.01(c) shall not have been satisfied, then the Outside

Date shall be extended until the earlier of the date that is three (3) Business Days after such condition is satisfied or April 16, 2018;

Provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(d) shall not be available to any party (or any Affiliate of such party) whose breach of any provision of this Agreement results in or causes the failure of the transactions contemplated hereby to be consummated on or before such time.

Section 9.02

Effect of Termination.  In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)

as set forth in this Article IX, Section 5.02(b) and Article X hereof; and

(b)

that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE X
MISCELLANEOUS

Section 10.01

Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02

Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to the Company:	Educaciόn Significatίva, LLC 7675 Mission Valley Rd. San Diego, CA 92108 E-mail: oksana@lindeneducation.com Attention: Oksana Malysheva, Manager
If to Linden:	Linden Education Partners LLC 301 Congress Ave. Austin, Texas 78701 E-mail: josef@lindeneducation.com Attention: Josef Merrill, Chief Financial Officer

If to Aspen or Newco:	Aspen Group, Inc. 46 East 21st Street, Third Floor New York, New York 10010 E-mail: michael.matthews@aspen.edu Attention: Michael Matthews, CEO
with a copy (which shall not constitute notice) to:	Nason, Yeager, Gerson, White & Lioce, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, Florida 33410 E-mail: mharris@nasonyeager.com Attention: Michael Harris, Esq.

Section 10.03

Interpretation.  For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.  Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.  The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04

Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05

Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06

Entire Agreement.  This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.  No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.08

No Third-party Beneficiaries.  Except as provided in Section 5.07, and Article VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09

Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Aspen, Newco, the Company and Linden at any time prior to the Closing.  Any failure of Aspen or Newco, on the one hand, or the Company or Linden, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or Linden (with respect to any failure by Aspen or Newco) or by Aspen or Newco (with respect to any failure by the Company or Linden), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 10.10

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b)

Any legal suit, action, or proceeding arising out of or based upon this Agreement, the Ancillary Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York, Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)

Each party acknowledges and agrees that any controversy which may arise under this Agreement or the Ancillary Documents is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, the Ancillary Documents, or the transactions contemplated hereby or thereby.  Each party to this Agreement certifies and acknowledges that (A) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (B) such party has considered the implications of this waiver, (C) such party makes this waiver voluntarily, and (D) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10(c).

(d)

Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity, without having to plead or prove irreparable harm or lack of adequate remedy at law and without having to post a bond or other security.

(e)

Attorneys’ Fees.  In the event that any party institutes any legal suit, action, or proceeding against the other party(ies) arising out of or relating to this Agreement, the Ancillary Documents or any of the transactions contemplated hereunder, the prevailing party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action, or proceeding, including attorneys’ fees and expenses and court costs.

(f)

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EDUCACIÓN SIGNIFICATÍVA, LLC By: /s/ Josef Merrill Name: Josef Merrill Title: CFO	ASPEN NEWCO, INC. By: /s/ Michael Mathews Name: Michael D. Mathews Title: CEO

LINDEN EDUCATION PARTNERS
LLC,

solely with respect to Sections 3.07(d)
5.02(b), 5.03, 5.04(a), 5.04(b), 5.06, 5.07,
5.08, 5.09, 5.13, 5.17, and 9.02, and
Articles VII, VIII, and X

By:   /s/ Josef Merrill

Name:  Josef Merrill

Title:   CFO

ASPEN GROUP, INC., solely with
respect to Sections 2.06(b), 5.02(b), 5.04,
5.06, 5.08, 5.09, 5.10, 5.15, 5.17, and 9.02,
and Articles IV, VII, VIII, and X

By:   /s/ Michael Mathews

Name:

Michael D. Mathews

Title:

CEO

Exhibit A to

Asset Purchase Agreement

THE SHARES REPRESENTED BY THIS CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL, SATISFACTORY TO ASPEN, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

CONVERTIBLE NOTE

$2,000,000	___________, 201[_]

FOR VALUE RECEIVED, Aspen Group, Inc., a Delaware corporation (“Aspen”), hereby promises to pay to the order of [Linden Education Partners LLC, a Delaware limited liability company] (the “Holder”) at _______________ or at such other office as the Holder designates in writing to Aspen, the principal sum of Two Million Dollars ($2,000,000) together with interest thereon computed at the annual rate of eight percent (8%) per annum. Unless earlier converted into shares of common stock, par value $0.001 per share, of Aspen (“Aspen Common Stock”), pursuant to the terms of this Convertible Note (this “Note”), One Million Dollars ($1,000,000) plus accrued and unpaid interest shall be due and payable on ____________, 201[_] (“First Maturity Date”) and One Million Dollars ($1,000,000) plus accrued and unpaid interest shall be due and payable on ___________, 201[_] (“Second Maturity Date”).While in default, this Note shall bear interest at the rate of eighteen percent (18%) per annum or such maximum rate of interest allowable under the laws of the State of Delaware. Payments shall be made in lawful money of the United States.

1.

Conversion to Aspen Common Stock. Subject to Section 3(c), in lieu of receiving payment in cash at the applicable maturity date, and with at least ten (10) days written notice by the Holder to Aspen prior to the First Maturity Date or the Second Maturity Date, as applicable (a “Conversion Notice” and the tenth (10th) day prior to such First Maturity Date or Second Maturity Date, as applicable, the “Conversion Date”), the Holder shall have the right: (a) on the First Maturity Date, to convert a portion of the principal amount of this Note equal to One Million Dollars ($1,000,000) plus accrued and unpaid interest into shares of Aspen Common Stock, and (b) on the Second Maturity Date, to convert a portion of the principal amount of this Note equal to One Million Dollars ($1,000,000) plus accrued and unpaid interest into shares of Aspen Common Stock. In each case, the number of shares of Aspen Common Stock issuable to the Holder upon such conversion shall be equal to (i) the portion of the aggregate principal amount of the Note, and accrued and unpaid interest thereon, so converted, divided by (ii) the volume weighted average price per share for Aspen Common Stock on the Trading Market (as defined below) for the ten (10) Trading Day (as defined below) period ending as of the end of the last Trading Day immediately prior to such First Maturity Date or Second Maturity Date, as applicable (the “Conversion Price”), rounded up to the nearest whole share. For purposes of the foregoing, “Trading Market” shall mean the OTCQB market of the

OTC Markets Group Inc. (the “OTCQB”) as reported by a reliable reporting service designated by the Holder (i.e., Bloomberg) or, if the OTCQB is not the principal trading market for such security, then the principal securities exchange or trading market where such security is listed or traded; provided, that if the Conversion Price cannot be calculated for the Aspen Common Stock on such date in the manner provided above, the Conversion Price shall be the fair market value as mutually determined by Aspen and the Holder; provided, further, that in no event shall the Conversion Price be less than $2.00 per share, subject to adjustment as provided in Section 3. “Trading Day” means any day on which the Aspen Common Stock is tradable for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Aspen Common Stock is then being traded.

2.

Method of Conversion. Subject to Section 1, this Note may be converted by the Holder by submitting to Aspen a Conversion Notice by e-mail or other reasonable means of communication dispatched prior to 5:00 p.m., New York, New York time on the Conversion Date. The Holder shall not be required to physically surrender this Note to Aspen unless the entire unpaid principal amount of this Note is so converted. The Holder and Aspen shall maintain records showing the principal amount so converted and the dates of such conversions so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of Aspen shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to Aspen, whereupon Aspen will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.

Upon receipt by Aspen from the Holder of an e-mail, or other reasonable means of communication of a Conversion Notice meeting the requirements for conversion, Aspen shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Aspen Common Stock issuable upon such conversion within five (5) business days after such receipt. Upon receipt by Aspen of a Conversion Notice, the Holder shall be deemed to be the holder of record of the Aspen Common Stock issuable upon such conversion, and the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion. All rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Aspen Common Stock or other securities as herein provided on such conversion. In lieu of delivering physical certificates representing the Aspen Common Stock issuable upon conversion, provided Aspen is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, Aspen shall use commercially reasonable efforts to cause its transfer agent to electronically transmit the Aspen Common Stock issuable upon conversion to the Holder by crediting the account of the Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. Alternatively, if such shares of Aspen Common Stock are not eligible for deposit via the DWAC system, upon request of the Holder, Aspen shall use commercially reasonable efforts to cause its transfer agent to issue the Aspen Common Stock issuable upon conversion to the Holder in book-entry form.

3.

Anti-Dilution Protection.

(a)

In the event, prior to the payment of this Note, Aspen shall issue any of its shares of Aspen Common Stock as a stock dividend or shall subdivide the number of outstanding shares of Aspen Common Stock into a greater number of shares, then, in either of such events, the shares obtainable pursuant to conversion of this Note shall be increased proportionately; and, conversely, in the event that Aspen shall reduce the number of outstanding shares of Aspen Common Stock by combining such shares into a smaller number of shares, then, in such event, the number of shares of Aspen Common Stock obtainable pursuant to the conversion of this Note shall be decreased proportionately. Any dividend paid or distributed upon Aspen Common Stock in shares of any other class of capital stock of Aspen or securities convertible into shares of Aspen Common Stock shall be treated as a dividend paid in Aspen Common Stock to the extent that the shares of Aspen Common Stock are issuable upon the conversion of the Note. In the event that Aspen shall pay a dividend consisting of the securities of any other entity or in cash or other property, upon conversion of this Note, the Holder shall receive the securities, cash, or property which the Holder would have been entitled to if the Holder had converted this Note immediately prior to the record date of such dividend.

(b)

In the event, prior to the payment of this Note, Aspen shall be recapitalized by reclassifying its outstanding Aspen Common Stock (other than into shares of common stock with a different par value, or by changing its outstanding shares of common stock to shares without par value), or in the event Aspen or a successor corporation, partnership, limited liability company or other entity (any of which is defined as a “Corporation”) shall consolidate or merge with or convey all or substantially all of its, or of any successor Corporation’s property and assets to any other Corporation or Corporations (any such other Corporation being included within the meaning of the term “successor Corporation” used in the context of any consolidation or merger of any other Corporation with, or the sale of all or substantially all of the property of any such other Corporation to, another Corporation or Corporations), or in the event of any other material change in the capital structure of Aspen or of any successor Corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger, conveyance or otherwise, then, as a condition of any such reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby the Holder of this Note shall thereafter have the right to receive, upon the basis and the terms and conditions specified in this Note, in lieu of the securities of Aspen theretofore issuable upon the conversion of this Note, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of securities of Aspen theretofore obtainable upon conversion of this Note as provided above had such reclassification, reorganization, recapitalization, consolidation, merger or conveyance not taken place; and in any such event, the rights of the Holder of this Note to any adjustment in the number of shares of Aspen Common Stock obtainable upon conversion of this Note, as provided, shall continue and be preserved in respect of any shares, securities or assets which the Holder becomes entitled to obtain. Notwithstanding anything herein to the contrary, this Section 3(b) shall not apply to a merger with a subsidiary provided Aspen is the continuing Corporation and provided further such merger does not result in any reclassification, capital reorganization or other change of the securities issuable under this Note. The foregoing provisions of this Section 3(b) shall apply to successive reclassification, capital reorganizations and changes of securities and to successive consolidation, mergers, sales or conveyances.

(c)

In the event Aspen, at any time while this Note shall remain outstanding, shall sell all or substantially all of its assets, or dissolve, liquidate, or wind up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such sale, dissolution, liquidation, or winding up such that the Holder of this Note may thereafter receive, upon exercise hereof, in lieu of the securities of Aspen which it would have been entitled to receive, the same kind and amount of any shares, securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Aspen Common Stock; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to convert this Note shall terminate on a date fixed by Aspen, such date so fixed to be not earlier than 6:00 p.m., New York time, on the 30th day after the date on which notice of such termination of the right to convert this Note has been given by mail to the Holder of this Note at such Holder’s address as it appears on the books of Aspen.

4.

Event of Default. The following shall constitute events of default (individually, an “Event of Default”):

(a)

Aspen shall default in the payment, when due or payable, of an obligation to pay interest or principal under this Note, which default is not cured by payment in full of the amount due within ten (10) days from the date such amount is due;

(b)

Aspen shall fail to comply in any way with any of the other terms, covenants or conditions contained in this Note, which default is not cured within ten (10) days from the date that the Holder notifies Aspen in writing of the occurrence of such default;

(c)

Aspen shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or seeking appointment of a receiver, custodian, trustee or other similar official for it or for all or any substantial part of its assets;

(d)

There shall be commenced against Aspen any case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of thirty (30) days;

(e)

There shall be commenced against Aspen, any case proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ten (10) days from the entry thereof;

(f)

Aspen shall make an assignment for the benefit of creditors;

(g)

Aspen shall be unable to, or shall admit in writing the inability to, pay its debts as they become due; or

(h)

Aspen shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the foregoing;

then, upon, or any time thereafter during the continuance of, any such Event of Default, the Holder may declare the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, to be immediately due and payable.

5.

No Prepayment. This Note may not be prepaid, in whole or in part, without the prior written consent of the Holder.

6.

Miscellaneous.

(a)

All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest.

(b)

This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

(c)

This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Delaware.

(d)

Any suit, action or proceeding brought by the Holder to enforce this Note shall be brought in the courts of New York State sitting in the Borough of Manhattan, New York County, or in federal District Court for the Southern District of New York, and, for all purposes of any such action, suit or proceeding, Aspen hereby irrevocably submits to the exclusive jurisdiction of such courts, and waives any objection to such choice of venue based on forum non conveniens or any other legal or equitable doctrine.

(e)

All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery, as follows:

If to the Company:

Aspen Group, Inc.

46 East 21st Street, Third Floor

New York, New York 10010

E-mail: michael.mathews@aspen.edu

Attention: Michael Mathews, CEO

or to such other address as it, by notice to the Holder may designate from time to time.

(f)

Subject to compliance with the Securities Act of 1933 and applicable state securities laws, the Holder may transfer this Note and the underlying Aspen Common Stock.

(g)

This Note is subject to that certain Asset Purchase Agreement, dated as of May 13, 2017 (as the same may be amended from time to time, the “Agreement”), and, solely to the extent provided in Section 8.06(c) of the Agreement, Aspen may set off any amounts due Aspen pursuant to Article VIII of the Agreement against sums due under this Note.

IN WITNESS WHEREOF, Aspen has caused this Note to be executed as of the date aforesaid.

By:
Michael Mathews, Chief Executive Officer